                                                                   EXHIBIT 4.1







            ========================================================

                                  IRIDIUM LLC
                          IRIDIUM CAPITAL CORPORATION


                      13% Senior Notes due 2005, Series A

                       Guaranteed by Iridium Roaming LLC
                               and Iridium IP LLC


            --------------------------------------------------------


                            SERIES A NOTE INDENTURE


                           Dated as of July 16, 1997



            --------------------------------------------------------


                             State Street Bank and
                                 Trust Company,
                                    Trustee



            ========================================================

                               TABLE OF CONTENTS

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                                              RECITALS OF THE ISSUERS

                                                     ARTICLE I

                                     Definitions and Incorporation by Reference

SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.02.  Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 1.04.  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                     ARTICLE II

                                                 The Series A Notes

SECTION 2.01.  Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 2.02.  Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 2.03.  Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 2.04.  Paying Agent To Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 2.05.  Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 2.06.  Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 2.07.  Replacement Series A Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 2.08.  Outstanding Series A Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 2.09.  Temporary Series A Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 2.10.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 2.11.  Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 2.12.  CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 2.13.  Book-Entry Provisions for Global Series A Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 2.14.  Special Transfer Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                    ARTICLE III

                                                     Redemption

SECTION 3.01.  Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 3.02.  Selection of Securities to be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 3.03.  Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 3.04.  Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 3.05.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 3.06.  Series A Notes Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 3.07.  Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39





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                                                     ARTICLE IV

                                                     Covenants

SECTION 4.01.  Payment of Series A Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 4.02.  SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 4.03.  Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 4.04.  Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 4.05.  Limitation on Restrictions on Distributions
                         from Restricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 4.07.  Limitation on Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 4.08.  Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 4.09.  Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 4.10.  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 4.11.  Limitation on the Sale or Issuance of Capital
                         Stock of Restricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 4.12.  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 4.13.  Limitation on Lines of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 4.14.  Limitation on Business Activities of Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 4.15.  Future Guarantor Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 4.16.  Maintenance of Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

                                                     ARTICLE V

                                                Successor Companies

SECTION 5.01.  When Issuers May Merge or Transfer Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

                                                     ARTICLE VI

                                               Defaults and Remedies

SECTION 6.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 6.02.  Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 6.03.  Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 6.04.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 6.05.  Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 6.06.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 6.07.  Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 6.08.  Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
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SECTION 6.09.  Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 6.10.  Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 6.11.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 6.12.  Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 6.13.  Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

                                                    ARTICLE VII

                                                      Trustee

SECTION 7.01.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 7.02.  Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
SECTION 7.03.  Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 7.04.  Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 7.05.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 7.06.  Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 7.07.  Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 7.08.  Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 7.09.  Successor Trustee by Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 7.10.  Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 7.11.  Preferential Collection of Claims Against Issuers . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                                    ARTICLE VIII

                                         Discharge of Indenture; Defeasance

SECTION 8.01.  Discharge of Liability on Series A Notes; Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 8.02.  Conditions to Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 8.03.  Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 8.04.  Repayment to Note Issuers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 8.05.  Indemnity for Government Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 8.06.  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                                                     ARTICLE IX

                                                     Amendments

SECTION 9.01.  Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 9.02.  With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 9.03.  Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 9.04.  Revocation and Effect of Consents and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 9.05.  Notation on or Exchange of Series A Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
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SECTION 9.06.  Trustee To Sign Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
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                                                     ARTICLE X

                                               Subsidiary Guarantees

SECTION 10.01.  Subsidiary Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 10.02.  Limitation on Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
SECTION 10.03.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 10.04.  No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 10.05.  Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
SECTION 10.06.  Initial Guarantors; Execution of
                         Supplemental Indenture for Future
                         Guarantor Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

                                                     ARTICLE XI

                                                   Miscellaneous

SECTION 11.01.  Trust Indenture Act Controls . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
SECTION 11.02.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
SECTION 11.03.  Communication by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
SECTION 11.05.  Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
SECTION 11.06.  When Series A Notes Disregarded  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
SECTION 11.07.  Rules by Trustee Paying Agent and Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
SECTION 11.08.  Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
SECTION 11.09.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
SECTION 11.10.  No Recourse Against Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
SECTION 11.11.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
SECTION 11.12.  Multiple Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
SECTION 11.13.  Table of Contents; Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
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Exhibit A  -  Form of Face of Initial Series A Note
Exhibit B  -  Form of Face of Exchange Series A Note
Exhibit C  -  Form of Certificate to be Delivered upon Termination of
                   Regulation S Restricted Period
Exhibit D  -  Form of Certificate to be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors
Exhibit E  -  Form of Certificate for Transfer to Rule 144A Global Series A
Notes
Exhibit F  -  Form of Certificate to be Delivered in Connection with Transfers
                   Pursuant to Regulation S
Exhibit G  -  Form of Supplemental Indenture





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Schedule I - Other Existing Affiliate Agreements





                                       vi
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                             CROSS-REFERENCE TABLE

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  TIA                                                                                    Indenture
Section                                                                                   Section
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  310  (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
       (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.08; 7.10
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
  311  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
  312  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.05
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.03
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.03
  313  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
       (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.02
       (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
  314  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.02; 4.09
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.04
       (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.04
       (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.05
       (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4.09
  315  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.05; 11.02
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01
       (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01
       (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.11
  316  (a)(last sentence)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.06
       (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.05
       (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.04
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.07
  317  (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.08
       (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6.09
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2.04
  318  (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11.01

                          N.A. means Not Applicable.
-------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                 INDENTURE dated as of July 16, 1997, among IRIDIUM LLC, a Delaware limited liability company ("Iridium"), IRIDIUM CAPITAL CORPORATION, a Delaware corporation ("Capital" and, together with Iridium, the "Note Issuers"), as joint and several obligors, IRIDIUM ROAMING LLC and IRIDIUM IP LLC, as guarantors hereunder (the "Initial Guarantors", and together with the Note Issuers, the "Issuers") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts bank and trust company (the "Trustee").

                 Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Note Issuers' 13% Senior Notes due 2005, Series A (the "Initial Series A Notes") and, when and if issued pursuant to a registered exchange for Initial Series A Notes, the Note Issuers' 13% Senior Notes due 2005, Series A (the "Exchange Series A Notes") and, if and when issued pursuant to a Private Exchange for Initial Series A Notes, the Note Issuers' 13% Senior Notes due 2005, Series A (the "Private Exchange Series A Notes", and, together with the Exchange Series A Notes and the Initial Series A Notes, the "Series A Notes").

                            RECITALS OF THE ISSUERS

                 The Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $300,000,000 aggregate principal amount of the Initial Series A Notes issuable as provided in this Indenture. Pursuant to the terms of a Purchase Agreement dated July 11, 1997 (the "Purchase Agreement") among the Issuers, Iridium World Communications Ltd. ("IWCL"), Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Note Issuers have agreed to issue and sell 300,000 units (the "Units"), each Unit consisting of $1000 principal amount of the Initial Series A Notes and one warrant (the "Warrants"), which represents the right to purchase 5.2 shares (the "Warrant Shares") of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") of IWCL, issuable pursuant to the terms of a Warrant Agreement dated as of July 16, 1997 (the "Warrant Agreement") between IWCL and State Street Bank and Trust Company, as the warrant agent (the "Warrant Agent"), and $500,000,000 aggregate principal amount of 14% Senior Notes due 2005, Series B (the "Initial Series B Notes"). All things necessary to make this Indenture a valid agreement of the Issuers, in accordance with its terms, have been done, and the Issuers have done all things necessary to make the Series A Notes, when executed by the Issuers and authenticated and delivered by the Trustee hereunder and duly issued by the Issuers, the valid obligations of the Issuers as hereinafter provided.

                 For and in consideration of the premises and the purchase of the Series A Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE I

                   Definitions and Incorporation by Reference

                 SECTION 1.01.  Definitions.

                 "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, which Indebtedness or Lien was not Incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. The terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, (a) no individual shall be an Affiliate of Iridium solely by reason of his or her being a director, officer or employee of IWCL, Iridium or any Subsidiary of either and (b) none of the Restricted Subsidiaries shall be Affiliates of Iridium.

                 "Agreement Regarding Guarantee" means the Agreement Regarding Guarantee between Iridium and Motorola, dated as of August 21, 1996, as amended and restated as of July 11, 1997, and as further amended from time to time.

                 "Asset Disposition" means any transfer, conveyance, sale, lease or other disposition (collectively, any "disposition") by Iridium or any Restricted Subsidiary (including any disposition by means of a consolidation, merger or similar transaction) but excluding a disposition by a Restricted Subsidiary to Iridium or a Wholly-Owned Restricted Subsidiary or by Iridium to a Wholly-Owned Restricted Subsidiary of (i) shares of Capital Stock of a Restricted Subsidiary, (ii) all or substantially all of the assets of Iridium or any Restricted Subsidiary representing a division or line of business or
(iii) other assets or rights of Iridium or any of its Restricted Subsidiaries other than a disposition (a) in the ordinary course of business, (b) that constitutes a Restricted Payment which is permitted under Section 4.04, (c) that is subject to Article V herein, or (d) that constitutes the grant, establishment or exercise of any Lien permitted pursuant to Section 4.12; provided, however, that a transaction described in clauses (i), (ii) and (iii) shall constitute an Asset Disposition only to the extent that the aggregate consideration for all such transfers, conveyances, sales, leases or other dispositions exceeds $10,000,000 in any 12-month period.

                 "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Series A Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

                 "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness (or scheduled redemption or similar payment with respect to Disqualified Stock) multiplied by the amount of such payment by (ii) the sum of all such payments.

                 "Bank Credit Agreement" means any one or more credit agreements (which may include or consist of revolving credit agreements or similar arrangements) between Iridium and/or any Subsidiary and one or more banks or other financial institutions providing financing for the business of Iridium and its Subsidiaries. The Guaranteed Bank Facility shall be, and the Secured Bank Facility (when executed and delivered by all the parties thereto) shall be, Bank Credit Agreements.

                 "Board of Directors" means the Board of Directors of Iridium or any committee thereof duly authorized to act on behalf of such Board.

                 "Build-out" means the construction, acquisition, improvement, operation and development (including all costs related thereto) of the IRIDIUM System up to the occurrence of Commercial Activation and the construction, acquisition, improvement and development (including all costs related thereto) thereafter of contemplated enhancements to the IRIDIUM System described in the Offering Memorandum.

                 "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in Massachusetts and New York State are authorized or required by law to close.

                 "Capital" means Iridium Capital Corporation, a Delaware corporation, and any successor Person to Capital.

                 "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by a Capital Lease Obligation will be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last scheduled payment of rent or any other amount due under the relevant lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                 "Capital Stock" of any Person means (i) in the case of a corporation, corporate stock issued by such Person, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock issued by such Person, (iii) in the case of a partnership, partnership interests (whether general or limited) issued by such Person, (iv) in the case of a limited liability company, membership interests issued by such Person, (v) any other interest or participation that confers on another Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and (vi) any rights (other than debt securities convertible into, or exchangeable for, Capital Stock), warrants or options to purchase any of the foregoing.

                 "Change of Control" means the occurrence of any of the following:

                 (a) one or more Dispositions which cause the amount of Capital Stock of Iridium held directly by Motorola to be reduced by more than 50% as compared to its direct holding of Capital Stock in Iridium as of the Issue Date (in each such case without giving effect to any rights, warrants or options to purchase Capital Stock of Iridium, unless exercised prior thereto);

                 (b) the first day on which Iridium fails to own, of record and beneficially, 100% of the Capital Stock of Capital (other than directors' qualifying shares);

                 (c) any sale, lease, or other transfer (in one transaction or in a series of related transactions) is made by Iridium or its Restricted Subsidiaries of all or substantially all of the assets of Iridium and its Restricted Subsidiaries to any Person (other than in connection with the Asset Drop-Down Transaction (as defined in Section 5.01(b)); or

                 (d) the adoption of a plan relating to the liquidation or dissolution of Iridium or Capital.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to result from (x) the acquisition by IWCL, Motorola or any wholly-owned subsidiary of Motorola of substantially all the assets of Iridium, (y) the Asset Drop-Down Transaction or any transfer of assets or merger reversing the Asset-Drop-Down Transaction, or (z) the merger of Iridium with and into IWCL, Motorola or any wholly-owned subsidiary of Motorola.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Commercial Activation" means the date on which Iridium commences generally available commercial service on the IRIDIUM System.

                 "Consolidated Cash Flow" of Iridium means for any period the Consolidated Net Income of Iridium and the consolidated Restricted Subsidiaries for such period increased by (i) Consolidated Interest Expense of Iridium and the consolidated Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of Iridium and the consolidated Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of Iridium and the consolidated Restricted Subsidiaries for such period (including any depreciation of any asset that represents depreciation in respect of previously capitalized interest), plus (iv) other non-cash charges of Iridium and the consolidated Restricted Subsidiaries for such period deducted from consolidated revenues in determining Consolidated Net Income for such period, minus (v) non-cash items of Iridium and the consolidated Restricted Subsidiaries for such period which increased consolidated revenues in determining Consolidated Net Income for such period, minus (vi) the consolidated amortization expense related to payments made by Iridium and the Restricted Subsidiaries to Motorola pursuant to the Operations and Maintenance Contract included in the income statement of Iridium and the consolidated Restricted Subsidiaries for such period.

                 "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP or, so long as such Person is treated as a partnership or other pass through entity for United States federal income tax purposes, the Tax Amount paid by such Person during such period.

                 "Consolidated Interest Expense" for any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of such Person and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Indebtedness discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to Interest Rate or Currency Protection Agreements; (iv) Preferred Stock dividends of such Person (other than with respect to Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock dividends of such Person and all Restricted Subsidiaries of such Person, whether or not declared or paid; (vi) interest on Indebtedness Guaranteed by such Person; (vii) the portion of any rental obligation allocable to interest expense; and (viii) capitalized interest.

                 "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there is excluded therefrom (to the extent not already excluded therefrom) (i) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (ii) the net income (but not the net loss) of any Restricted Subsidiary of such Person which Restricted Subsidiary is subject to restrictions which prevent the payment of dividends or the making of distributions to such Person, but only to the extent of such restrictions,
(iii) the net income (or loss) of any Person that is not a Restricted Subsidiary (including any Unrestricted Subsidiary) except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (iv) gains or losses on Asset Dispositions by Iridium or any Restricted Subsidiary, (v) all extraordinary gains and losses,
(vi) the cumulative effect of changes in accounting principles in the year of adoption of such changes, (vii) non-cash gains or losses resulting from fluctuations in currency exchange rates, and (viii) the tax effect of any of the items described in clauses (i) through (vii) above; provided further, however, that for purposes of any determination pursuant to Section 4.04, there shall be deducted from the Consolidated Net Income of Iridium and the Restricted Subsidiaries for such period an amount equal to the Tax Amount paid by Iridium during such period.

                 "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person; provided, however, that, with respect to Iridium, adjustments following the date of the Indenture to the accounting books and records of Iridium in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of Iridium by another Person shall not be given effect to.

                 "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Issuers in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Issuers or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" or "consolidated" has a correlative meaning.

                 "Debt to Capital Ratio" means on any date of determination for Iridium and its Restricted Subsidiaries, on a consolidated basis, the ratio (expressed as a percentage) of Outstanding Indebtedness on such date to Total Invested Capital on such date.

                 "Debt to Cash Flow Ratio" means on any date of determination (the "Determination Date") for Iridium and its Restricted Subsidiaries, on a consolidated basis, the ratio of Outstanding Indebtedness on the Determination Date to Consolidated Cash Flow for the four most recently completed fiscal quarters immediately preceding the Determination Date (the "Measurement Period") determined on a pro forma basis as if any Indebtedness to be Incurred had been Incurred and the proceeds thereof had been applied on the first day of the Measurement Period; provided, however, that in making such computations,
(i) the Consolidated Interest Expense attributable to interest on any proposed Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on such Determination Date had been the applicable rate for the entire Measurement Period, (ii) the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such Measurement Period, (iii) in the event Iridium or any of its Restricted Subsidiaries has made asset dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) or has repaid Indebtedness or Incurred additional Indebtedness during or after such Measurement Period, such computation shall be made on a pro forma basis as if the asset dispositions, acquisitions, repayment or incurrence had taken place on the first day of such Measurement Period, (iv) the net proceeds of the Indebtedness to be Incurred shall be deemed to have been applied on the first day of such Measurement Period to acquire direct obligations of the United States government having a maturity most closely approximating the maturity of the Indebtedness to be incurred (or Indebtedness incurred during or after such Measurement Period); provided, however, that the adjustment in this clause (iv) shall not be made if, and to the extent, that application of such net proceeds has otherwise been fully reflected in the computation, and (v) the actual application of the net proceeds of Indebtedness Incurred during or after such Measurement Period shall be given pro forma effect as if such application had taken place on the first day of such Measurement Period.

                 "Default" means an event that is, or after the passing of time or the giving of notice or both would be, an Event of Default.

                 "Definitive Series A Notes" means Series A Notes that are in the form of Exhibit A or Exhibit B attached hereto that do not include the information called for by footnote 1 thereof.

                 "Depositary" means, with respect to the Series A Notes issuable or issued in whole or in part in global form, the Person specified in
Section 2.03 as the Depositary with respect to the Series A Notes, until a successor shall have been appointed and becomes such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

                 "Disposition" means (i) the sale, transfer or other conveyance by Motorola or any of its Subsidiaries (other than to a wholly owned Subsidiary of Motorola) of (a) Iridium's membership interests or (b) equity interests in any entity (an "intermediate entity") which owns, directly or indirectly, Iridium's membership interests or (ii) the issue and sale by any such intermediate entity of its equity securities to one or more third parties if and to the extent the proceeds of such issue and sale are distributed by such intermediate entity to Motorola or any of its Subsidiaries.

                 "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the earlier of the Stated Maturity of the Series A Notes or the date on which no Series A Notes remain outstanding. Disqualified Stock does not include any Capital Stock that is not otherwise Disqualified Stock if by its terms the holders have the right to require the issuer to repurchase such stock upon a Change of Control (or upon events substantially similar to a Change of Control).

                 "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A-3" or higher or "A-" or higher according to Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)) respectively, at the time as of which any investment or rollover therein is made.

                 "Equity Offering" means an offering made on a primary basis of Capital Stock (other than Disqualified Stock) of IWCL or Iridium that results in Net Cash Proceeds to IWCL or Iridium, as the case may be, provided, however, if any such offering is an offering of the Capital

Stock of IWCL only the Net Cash Proceeds thereof that are contributed to Iridium shall be taken into consideration for the purposes of this definition.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended (or any successor act) and the rules and regulations thereunder.

                 "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of July 16, 1997 by and among the Issuers and the Initial Purchasers, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

                 "Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

                 "Exchange Offer Registration Statement" means the registration statement to be filed by the Issuers with the SEC with respect to an offer to exchange the Initial Series A Notes for another series of notes of the Issuers with substantially identical terms to the Initial Series A Notes.

                 "Existing Affiliate Agreements" means (i) the Space System Contract, (ii) the Terrestrial Network Development Contract, (iii) the Operations and Maintenance Contract, (iv) the Agreement Regarding Guarantee,
(v) the Master Subscription Agreement, (vi) the Interest Exchange Agreement,
(vii) the Share Issuance Agreement, (viii) the Management Services Agreement,
(ix) the agreement or agreements among Iridium, Motorola and other parties thereto providing for the development, manufacture and sale of individual subscriber equipment to be used in the IRIDIUM System, which agreement or agreements are to be executed and delivered after the Issue Date as a condition to borrowings under the Secured Bank Facility, (x) the Motorola MOU and any subordination agreement entered into pursuant thereto, and (xi) any other agreements with Affiliates or Related Persons of Iridium, existing on the Issue Date and listed on Schedule I to this Indenture.

                 "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is incorporated or otherwise organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia and substantially all of whose consolidated assets are located primarily outside of the United States of America.

                 "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

                 "Global Note" means a Series A Note that is in the form of Exhibit A or Exhibit B hereto that includes the information called for by footnote 1 thereof.

                 "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which have a remaining weighted Average Life to maturity of not more than one year from the date of Investment therein.

                 "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person (the "primary obligor") through an agreement enforceable by or for the benefit of the holder of such Indebtedness and any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) to act as a co-obligor with such Person on its Indebtedness (and "Guaranteed" and "Guaranteeing" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

                 "Guaranteed Bank Facility" means the credit facility established by the credit agreement dated as of August 21, 1996 by and among Iridium and certain lenders providing for an unsecured $750 million revolving credit facility, as amended from time to time.

                 "Guarantor Subsidiary" means any Person that has issued a Subsidiary Guaranty by execution and delivery of this Indenture, including each of the Initial Guarantors.

                 "Holders" means the registered holders from time to time of the Series A Notes.

                 "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                 "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred" and "Incurring" have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming

Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Notwithstanding the foregoing, Iridium may elect to treat all or any portion of revolving credit debt of Iridium or a Subsidiary as being Incurred from and after any date beginning the date the revolving credit commitment is extended to Iridium or a Subsidiary, by furnishing notice thereof to the Trustee, and any borrowings or reborrowings by Iridium or a Subsidiary under such commitment up to the amount of such commitment designated by Iridium as Incurred shall not be deemed to be new Incurrences of Indebtedness by Iridium or such Subsidiary; provided, however, that in such event the undrawn portion of any such revolving credit debt shall be deemed to be outstanding Indebtedness until such time as the commitment thereunder is terminated. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

                 "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including any such obligations Incurred in connection with the acquisition of property, assets or businesses,
(iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue by more than 30 days or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) all obligations to redeem or repurchase outstanding Disqualified Stock issued by such Person, (viii) all Attributable Indebtedness,
(ix) every obligation under Interest Rate or Currency Protection Agreements of such Person, (x) every obligation of the type referred to in clauses (i) through (ix) of another Person secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured and (xi) every obligation of the type referred to in clauses (i) through (x) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed. The "amount" or "principal amount" of Indebtedness at any time of determination as used herein represented by (a) any Indebtedness issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (b) any Receivables Sale, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than Iridium or a Wholly-Owned Restricted Subsidiary) thereof, excluding amounts representative of yield or interest earned on such investment, (c) any Disqualified Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, (d) any Capital Lease Obligation, shall be determined in accordance with the definition thereof and (e) any Permitted Interest Rate or Currency Protection Agreement, shall be zero. In no event shall Indebtedness include any liability for taxes. For purposes of determining any particular amount of Indebtedness, Guarantees or Liens with respect to letters of credit supporting Indebtedness otherwise included in the determination of a particular amount shall not be included. The term "Indebtedness" does not include any obligations of Iridium or any Restricted Subsidiary (x) under the Space System Contract, the Operations and Maintenance Contract or the Terrestrial Network Development Contract (including any agreed upon deferrals of payment obligations thereunder) or (y) in respect of amounts owing to gateway operators and other service providers in connection with the clearinghouse system to be established and operated by Iridium (as described under "Business--The IRIDIUM System--Business Support Systems" in the Offering Memorandum).

                 "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the judgment of the Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Note Issuers and their Subsidiaries and Affiliates.

                 "Indenture" means this Indenture as amended or supplemented from time to time.

                 "Initial Guarantors" means Iridium Roaming LLC and Iridium IP LLC, each a Delaware limited liability company.

                 "Initial Purchasers" means Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                 "Interest Exchange Agreement" means the Interest Exchange Agreement among Iridium and IWCL, dated June 9, 1997, as amended from time to time.

                 "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

                 "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but excluding any loan, advance or extension of credit to an employee of Iridium or any Restricted Subsidiary in the ordinary course of business, accounts receivable and other commercially reasonable extensions of trade credit. A delay in the purchase of any of Iridium's Capital Stock under a purchase or similar agreement shall not be deemed to be an Investment by Iridium in the purchaser.

                 "Investment Grade Rating" means a rating equal to or higher than "Baa3" (or the equivalent) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof) and "BBB-" (or the equivalent) by Standard & Poor's Ratings Group (or any successor to the rating agency business thereof).

                 "Iridium" means Iridium LLC, a Delaware limited liability corporation, and any successor Person to Iridium.

                 "IRIDIUM System" means Iridium's global mobile wireless communications system as described in the Offering Memorandum.

                 "Issue Date" means the date on which the Units are first issued and delivered.

                 "Issuers" means the parties named as such in this Indenture until a successor replaces one or more of such parties pursuant to the applicable provisions of this Indenture and, thereafter, includes such successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities (within the meaning of the TIA). In particular, upon execution and delivery of this Indenture, the "Issuers" shall mean Iridium, Capital and the Initial Guarantors.

                 "IWCL" means Iridium World Communication Ltd., a Bermuda company, and any successor Person to Iridium.

                 "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

                 "Liquidated Damages" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

                 "LLC Agreement" means the Limited Liability Company Agreement of Iridium, dated as of July 29, 1996, as amended from time to time.

                 "Management Services Agreement" means the Management Services Agreement between Iridium and IWCL, dated as of June 9, 1997, as amended from time to time.

                 "Marketable Securities" means: (i) Government Securities; (ii) any time deposit account, money market deposit and certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of Iridium) with a rating, at the time as of which any investment therein is made, of "P-1" or higher according to Moody's Investors Service, Inc. or "A-1" or higher according to Standard & Poor's Ratings Group (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)); (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; (v) repurchase obligations with a term of not more than seven days for Government Securities entered into with an Eligible Institution; and (vi) any fund investing exclusively in investments of the types described in clauses (i) through (v) above.

                 "Master Subscription Agreement" means the Agreement between Iridium and IWCL, dated as of June 30, 1997, as amended from time to time.

                 "Motorola" means Motorola, Inc., a Delaware corporation, and any successor Person to Motorola.

                 "Motorola Additional Guarantee" means the commitment by Motorola pursuant to the Motorola MOU to guarantee up to $350 million of Indebtedness (inclusive of principal and interest), under the Guaranteed Bank Facility or another credit agreement on identical terms, in excess of the Motorola Guarantee.

                 "Motorola Guarantee" means the guarantee by Motorola of up to $750 million of Indebtedness under the Guaranteed Bank Facility.

                 "Motorola MOU" means the Memorandum of Understanding, dated as of July 11, 1997, between Iridium and Motorola, as amended from time to time.

                 "Net Available Proceeds" from any Asset Disposition by any Person means cash or Marketable Securities received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes (including taxes payable upon payment or other distribution of funds from a foreign subsidiary to Iridium or another Subsidiary of Iridium) required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution filed with the Trustee; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be treated for all purposes of this Indenture and the Series A Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction, and (v) any consideration for an Asset Disposition (which would otherwise constitute Net Available Proceeds) that is required to be held in escrow pending determination of whether a purchase price adjustment will be made, but amounts under this clause (v) will become Net Available Proceeds at such time and to the extent such amounts are released to such Person.

                 "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                 "Non-U.S. Person" means a Person who is not a U.S. Person, as such term is defined in Rule 902 of the Securities Act.

                 "Offer to Purchase" means a written offer (the "Offer") sent by the Note Issuers by first class mail, postage prepaid, to each Holder at his address appearing in the note register on the date of the Offer offering to purchase up to the principal amount of Series A Notes specified in such Offer at the purchase price specified in such Offer (as determined in accordance with Section 4.06 of this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Series A Notes within five Business Days after the Expiration Date. The Note Issuers shall notify the Trustee in writing at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Note Issuers' obligation to make an Offer to Purchase, and the Offer shall be mailed by the Note Issuers or, at the Note Issuers' request, by the Trustee in the name and at the expense of the Note Issuers. The Offer shall contain information concerning the business of Iridium and its Subsidiaries which Iridium in good faith believes shall enable such holders to make an informed decision with respect to the Offer to Purchase (which at a minimum shall include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in Iridium's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring Iridium to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring Iridium to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such holders to tender Series A Notes pursuant to the Offer to Purchase.

                 "Offering Memorandum" means the offering memorandum, dated as of July 11, 1997, relating to the offering of the Units and the Initial Series B Notes.

                 "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of such Person.

                 "Officers' Certificate" means a certificate signed by two Officers.

                 "Operations and Maintenance Contract" means the IRIDIUM System Operations and Maintenance Contract between Iridium and Motorola, dated as of July 29, 1993, as amended from time to time.

                 "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Iridium.

                 "Outstanding Indebtedness" means the aggregate consolidated principal amount (or the accreted value in the case of any Indebtedness issued at a discount) of Indebtedness of Iridium and its Restricted Subsidiaries, on a consolidated basis, outstanding as of the date of determination.

                 "pari passu", when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

                 "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and which shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby, or with respect to obligations or receivables denominated in foreign currencies, and not for purposes of speculation.

                 "Permitted Investment" means an Investment by Iridium or any Restricted Subsidiary (i) in any Person as a result of which such Person becomes a Restricted Subsidiary, the primary business of which is to engage in all or a portion of a Related Business, (ii) in Marketable Securities, (iii) in Permitted Interest Rate or Currency Protection Agreements, (iv) made as a result of the receipt of noncash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.06 herein, (v) consisting of loans or advances to employees of Iridium or any Restricted Subsidiary made in the ordinary course of business not to exceed $2,000,000 in the aggregate outstanding at any one time and (vi) in any Person for a purpose which is related, ancillary or complementary to the businesses of Iridium and the Restricted Subsidiaries on the date such Investment is made; provided that the aggregate amount of Investments made pursuant to this clause (vi) and then outstanding does not exceed $100,000,000. The amount of Investments outstanding pursuant to clause (vi) of the prior sentence shall be included in the calculation of the aggregate amount of Restricted Payments made since the Issue Date pursuant to Section 4.04.

                 "Permitted Liens" means:

                          (i) Prior to Commercial Activation, Liens to secure up to $750,000,000 in principal amount of Indebtedness permitted to be incurred pursuant to Section 4.03(b)(i);

                          (ii) After Commercial Activation, Liens to secure up to $1,700,000,000 in principal amount of Indebtedness (inclusive of the Indebtedness secured by the Liens described in clause (i) above and any secured Indebtedness which refinanced such Indebtedness) permitted to be Incurred pursuant to Section 4.03;

                          (iii) Liens in favor of Holders of the Series A Notes, the Trustee, the holders of the Series B Notes and the trustee under the Series B Indenture;

                          (iv) Liens in favor of the Issuers or a Wholly-Owned Restricted Subsidiary;

                          (v) Liens on property at the time such Person or any of its Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person, other than any property delivered pursuant to the Space System Contract or the Operations and Maintenance Contract; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

                          (vi) other than in connection with Indebtedness, any Lien arising in the ordinary course of business (a) to secure payments of workers' compensation, unemployment insurance, pension or other social security or retirement benefits, or to secure the performance of bids, tenders, leases, progress payments, contracts (other than for the payment of money) or to secure public or statutory obligations of Iridium or any Restricted Subsidiary, or to secure surety or appeal bonds to which Iridium or any Restricted Subsidiary is a party, (b) imposed by law dealing with materialmen's, mechanics', workmen's, repairmen's, warehousemen's landlords', vendors' or carriers' Liens created by law, or deposits or pledges which are not yet due or, if due, the validity of which is being contested in good faith by Iridium or any Restricted Subsidiary by appropriate proceedings promptly instituted and diligently conducted and against which Iridium has established appropriate reserves in accordance with GAAP, (c) rights of financial institutions to set off and chargeback arising by operation of law, (d) rights, if any, of gateway operators and other service providers to setoff and chargeback arising under agreements between Iridium and any such Person in respect of clearinghouse services provided by Iridium to such Person, and (e) similar Liens;

                          (vii) servitudes, licenses, easements, encumbrances, restrictions, rights-of-way and rights in the nature of easements or similar charges which shall not in the aggregate materially adversely impair the use of the subject property by Iridium or a Restricted Subsidiary;

                          (viii) zoning and building by-laws and ordinances, municipal bylaws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by Iridium or a Restricted Subsidiary;

                          (ix) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                          (x)  Liens existing on the Issue Date;

                          (xi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                          (xii) any interest in or title of a lessor to any property subject to a Capital Lease Obligation which is permitted under this Indenture; and

                          (xiii) Liens incurred in the ordinary course of business of the Issuers and the Restricted Subsidiaries with respect to obligations that do not exceed $10,000,000 at any one time outstanding and that:

                                  (a)  are not incurred in connection with the
                          borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

                                  (b)  do not in the aggregate materially
                          detract from the value of the property or materially impair the use thereof in the operation of business by Iridium and the Restricted Subsidiaries.

                 "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                 "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                 "principal" of a Series A Note means the principal of the Series A Note plus the premium, if any, payable on the Series A Note that is due or overdue or is to become due at the relevant time.

                 "Private Exchange" means the offer by the Note Issuers, pursuant to the Exchange and Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Series A Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Series A Notes.

                 "Private Placement Legend" means the legend set forth under the caption Restricted Series A Note Legend in the form of the Initial Series A
Note in Exhibit A hereto.

                 "Ratings Agencies" means Standard & Poor's Rating Group and Moody's Investors Services, Inc. or any successor to the respective credit rating businesses thereof.

                 "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money in respect of the sale of goods or services.

                 "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than (x) any sale of Receivables by such Person as to which (i) such Person is neither directly or indirectly liable (as guarantor or otherwise) nor provides credit support of any kind and (ii) the purchaser of such Receivables has no recourse to any assets or property of such Person or (y) in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

                 "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                 "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Iridium or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that except in the case of a Refinancing of the Guaranteed Bank Facility after any extension thereof (as contemplated by the Motorola MOU) (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced, (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued and unpaid interest and fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced and (iv) in the event the Indebtedness being Refinanced constitutes a Subordinated Obligation, the Refinancing Indebtedness is subordinated to the Series A Notes to at least the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include Indebtedness of the Issuers or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                 "Registered Exchange Offer" shall have the meaning set forth in the Exchange and Registration Rights Agreement.

                 "Related Business" means the business of developing, owning, engaging in and dealing with all or any part of the business of the provision of telecommunications services and businesses and (i) reasonably related extensions thereof, including but not limited to the manufacture, purchase, ownership, operation, leasing, licensing, financing and selling of, and generally dealing in or with, communications satellites, earth stations, gateways, ground infrastructure and subscriber equipment, used or intended for use with telecommunications services and businesses and (ii) any other activities that are reasonably related to the provision of telecommunications services and businesses.

                 "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Capital Stock of such Person or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

                 "Reserve Capital Call" means the agreement of each of Iridium's members to purchase additional Class I Interests in Iridium pursuant to Section 4.02 of the LLC Agreement.

                 "Restricted Subsidiary" means any Subsidiary of Iridium, whether existing on or after the Issue Date, unless such Subsidiary is an Unrestricted Subsidiary.

                 "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by Iridium or a Restricted Subsidiary whereby Iridium or such

Restricted Subsidiary transfers such property to a Person and Iridium or such Restricted Subsidiary leases it from such Person.

                 "SEC" means the Securities and Exchange Commission and any successor agency.

                 "Secured Indebtedness" means any Indebtedness of either Note Issuer secured by a Lien. "Secured Indebtedness" of any Guarantor Subsidiary has a correlative meaning.

                 "Securities Act" means the Securities Act of 1933, as amended (or any successor act) and the rules and regulations thereunder.

                 "Series B Indenture" means the Indenture, dated as of July 16, 1997, among the Issuers and State Street Bank and Trust Company, as amended or supplemented from time to time, relating to the Series B Notes.

                 "Series B Notes" means the Initial Series B Notes and any notes issued in exchange therefor pursuant to the Exchange and Registration Rights Agreement.

                 "Share Issuance Agreement" means the Share Issuance Agreement between Iridium and IWCL, dated as of June 9, 1997, as amended from time to time.

                 "Significant Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

                 "Space System Contract" means the Iridium Space System Contract between Iridium and Motorola, dated as of July 29, 1993, as amended from time to time.

                 "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                 "Subordinated Obligation" means any Indebtedness of either
Note Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Series A Notes pursuant to a written agreement to that effect. Iridium's 14 1/2% Senior Subordinated Notes due 2006 shall be Subordinated Obligations.

                 "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

                 "Subsidiary Guaranty" means any Guarantee of the Series A Notes which may from time to time be executed and delivered pursuant to the terms of this Indenture. Each such Subsidiary Guaranty shall be in the form prescribed in this Indenture.

                 "Tax Amount" means the aggregate amount of distributions required to be made by Iridium to its members under Section 3.07(c) of the LLC Agreement (or a successor provision relating to distributions by Iridium with respect to members' U.S. tax liability). Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from Iridium's reorganization as or change in the status to a corporation.

                 "Terrestrial Network Development Contract" means the Terrestrial Network Development Contract between Iridium and Motorola, entered into June, 1995, as amended from time to time.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

                 "Total Invested Capital" means, as of any date of determination, the sum of (a) Total Pro Forma Consolidated Indebtedness as of such date and (b) $1,982,000,000 plus the aggregate proceeds received by Iridium or any Restricted Subsidiary in respect of the issuance of Capital Stock of Iridium, including the fair value of property other than cash (as determined in good faith by the Board of Directors in a resolution filed with the Trustee), less any redemptions of, or dividends or other distributions on, Capital Stock of Iridium (other than any Tax Amount or any dividend or distribution in Capital Stock) made after the Issue Date and on or prior to the date of determination.

                 "Total Pro Forma Consolidated Indebtedness" means, as of any date of determination, after giving effect to any Indebtedness to be Incurred by Iridium and its Restricted Subsidiaries on a consolidated basis on such date and the application of the proceeds therefrom, the aggregate amount of Outstanding Indebtedness as of such date determined on a consolidated basis in accordance with GAAP and which would appear on the consolidated balance sheet of Iridium.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                 "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                 "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                 "Unrestricted Subsidiary" means (i) any Subsidiary of Iridium designated as such by the Board of Directors as set forth below where (a) neither Iridium nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (1) provides credit support for, or Guarantee of, any Indebtedness of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (2) is directly or indirectly liable for any Indebtedness of such Subsidiary or any Subsidiary of such Subsidiary, or (3) has any obligation to make additional Investments (other than Permitted Investments) in such Subsidiary or any Subsidiary of such Subsidiary (other than, with respect to clauses (1) and (2) above, in the case of any Indebtedness of Iridium or any Restricted Subsidiary, the proceeds of which were received by Iridium or a Restricted Subsidiary, that is permitted under Section 4.03 as to which the Unrestricted Subsidiary provides a Guarantee) and (b) such Subsidiary and each Subsidiary of such Subsidiary has at least one director on its board of directors that is not a director or executive officer of Iridium or any Restricted Subsidiary, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary by filing a resolution to such effect with the Trustees unless such Subsidiary or any Subsidiary of such Subsidiary owns any Capital Stock or Indebtedness of, or owns or holds any Lien (other than a Permitted Lien) on any property of, Iridium or any other Subsidiary of Iridium which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) immediately after giving effect to such designation, Iridium could incur an additional $1.00 of Indebtedness pursuant to the first sentence of paragraph (a) under Section 4.03; and provided further, however, that Iridium could make a Restricted Payment in an amount equal to the greater of the fair market value and the book value of such Subsidiary pursuant to Section 4.04 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary by filing a resolution to such effect with the applicable Trustee, provided that, immediately after giving effect to such designation, Iridium could incur an additional $1.00 of Indebtedness pursuant to the first sentence of paragraph
(a) under Section 4.03 and such Subsidiary (as well as each of Iridium and the other Guarantor Subsidiaries) complies with Section 4.15 as if such Subsidiary were a newly created Subsidiary. Notwithstanding the foregoing, neither Capital nor any of its Subsidiaries may be Unrestricted Subsidiaries.

                 "Vendor Financing Facility" means any agreements between Iridium and/or any Subsidiary of Iridium and one or more vendors or lessors of equipment to Iridium and/or any Subsidiary (or any affiliate of any such vendor or lessor) providing financing for the acquisition by Iridium or any such Subsidiary of equipment or services from any such vendor or lessor.

                 "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                 "Wholly-Owned Restricted Subsidiary" means, with respect to Iridium, a Restricted Subsidiary of Iridium all of the outstanding Capital Stock or other ownership interests of which (other than Capital Stock constituting directors' qualifying shares or interests held by directors or shares or interests required to be held by foreign nationals, in each case to the extent mandated by applicable law) are owned by Iridium or by one or more Wholly-Owned Restricted Subsidiaries of Iridium, or by Iridium and one or more Wholly-Owned Restricted Subsidiaries of Iridium.

                 SECTION 1.02.  Other Definitions.

                                                                                                               Defined in
            Term                                                                                                Section
            ----                                                                                               ---------
"Affiliate Transaction"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.07
"Agent Members . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.13
"Asset Drop-Down Transaction"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.01(b)
"Bankruptcy Law" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.01
"Class A Common Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"covenant defeasance option" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.01(b)
"Custodian"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.01
"Event of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.01
"Exchange Series A Note" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Introduction
"Global Series A Notes"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.01(c)
"Initial Series A Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Introduction
"Initial Series B Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Insurance Proceeds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.16
"legal defeasance option"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8.01(b)
"Legal Holiday"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11.08
"Obligations"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.01
"Paying Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.03
"Private Exchange Series A Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Introduction
"Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"QIBs" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.01(b)
"Registrar"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.03
"Regulation S Permanent Global Series A Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.01(c)
"Regulation S Restricted Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.01
"Regulation S Series A Notes Exchange Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.01(c)
"Regulation S Temporary Global Series A Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.01(c)
"Restricted Payment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.04
"Rule 144A"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.01(b)
"Rule 144A Global Series A Note" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.01(b)
"Series A Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Introduction
"Successor Companies"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.01
"Transfer Restricted Security" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.06

"Units"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Warrant Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Warrant Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Warrants" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals
"Warrant Shares" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Recitals

                 SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                 "Commission" means the SEC.

                 "indenture securities" means the Series A Notes.

                 "indenture Securityholder" means a Holder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Issuers and any other obligor on the indenture securities.

                 All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                 SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4)      "including" means including without limitation;

                 (5) words in the singular include the plural and words in the plural include the singular unless the context otherwise requires;

                 (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness of either Note Issuer or a Guarantor Subsidiary, as the case may be, merely by virtue of its nature as unsecured Indebtedness; and

                 (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness.

                                   ARTICLE II

                               The Series A Notes

                 SECTION 2.01. Form and Dating. (a) The Initial Series A Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this
Article II. Any Exchange Series A Notes and Private Exchange Series A Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B, which is incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. The Series A Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which any Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Note Issuers). Each Series A Note shall be dated the date of its authentication. The terms of the Series A Notes set forth in Exhibit A and B hereto are part of the terms of this Indenture. The Series A Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple of thereof. The Initial Series A Notes are being offered and sold by the Note Issuers pursuant to the Purchase Agreement.

                 (b) Initial Series A Notes offered and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") in accordance with Rule 144A under the Securities Act (such rule or any successor provision thereto, "Rule 144A") as provided in the Purchase Agreement, shall be issued on the Issue Date initially in the form of one or more permanent global Series A Notes in registered form, substantially in the form set forth in Exhibit A hereto (the "Rule 144A Global Series A Notes"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Rule 144A Global Series A Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                 (c) Initial Series A Notes offered and sold in offshore transactions in reliance on Regulation S as provided in the Purchase Agreement, shall be issued initially on the Issue Date in the form of one or more temporary global Series A Notes in registered form, substantially in the forms set forth in Exhibit A hereto (the "Regulation S Temporary Global Series A Notes"). The Regulation S Temporary Global Series A Notes shall be registered in the name of, and held by, a temporary certificate holder designated by Chase Securities Inc. until the 40th day after the later of the commencement of the distribution of the Initial Series A Notes and the Issue Date (the "Regulation S Restricted Period") with respect to the offer and sale of the Initial Series A Notes (the "Regulation S Series A Notes Exchange Date"). Iridium shall promptly notify the Trustee in writing of the occurrence of the Regulation S Series A Notes Exchange Date and, within a reasonable time after the Regulation S Series A Notes Exchange Date, upon receipt by the Trustee and Iridium of one or more certificates substantially in the form set forth in Exhibit C hereto from one or more Holders of interests in the applicable Regulation S Temporary Global Series A Notes, the Issuers shall execute, if not already executed, and the Trustee shall authenticate and deliver, if not already authenticated and delivered, one or more permanent global Series A Notes in registered form, substantially in the form set forth in Exhibit A hereto (the "Regulation S Permanent Global Series A Notes", and together with the related Regulation S Temporary Global Series A Notes, the "Regulation S Global Series A Notes"), or increase the beneficial ownership interest therein if already executed, authenticated and delivered, in exchange for the Regulation S Temporary Global Series A Notes of like tenor and amount. The Regulation S Global Series A Note and Rule 144A Global Series A Note are referred to herein as the "Global Series A Notes." Notwithstanding the foregoing, the Issuers may execute, and the Trustee may authenticate and deliver Regulation S Permanent Global Series A Notes in $0 aggregate principal amount at the time of issuance of the Regulation S Temporary Global Series A Notes.

                 SECTION 2.02. Execution and Authentication. An Officer shall sign the Series A Notes for each of the Note Issuers by manual or facsimile signature. Any reference herein to the execution of a Series A Note by a Subsidiary Guarantor shall be interpreted as a reference to the endorsement by such Subsidiary Guarantor of its Subsidiary Guaranty with respect thereto.

                 If an Officer whose signature is on a Series A Note no longer holds that office at the time the Trustee authenticates such Series A Note, such Series A Note shall be valid nevertheless.

                 A Series A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Series A Note. The signature shall be conclusive evidence that the Series A Note has been authenticated under this Indenture.

                 The Trustee shall authenticate and deliver (1) Initial Series A Notes for original issue in an aggregate principal amount of up to $300,000,000 and (2) Exchange Series A Notes for issue only in a Registered Exchange Offer and Private Exchange Series A Notes only in a Private Exchange, each pursuant to the Exchange and Registration Rights Agreement, for a like principal amount of Initial Series A Notes exchanged pursuant thereto, in each case upon a written order of the Note Issuers signed by an Officer of each Note Issuer. Such order shall specify the amount of the Series A Notes to be authenticated, the date on which the original issue of Series A Notes is to be authenticated and whether the Series A Notes are to be Initial Series A Notes, Exchange Series A Notes or Private Exchange Series A Notes. The aggregate principal amount of Series A Notes outstanding at any time may not exceed $300,000,000 except as provided in Section 2.07.

                 The Trustee may appoint an authenticating agent reasonably acceptable to Iridium to authenticate the Series A Notes. Any such appointment shall be evidenced by an instrument signed by an authorized officer of the Trustee, a copy of which shall be furnished to Iridium. Unless limited by the terms of such appointment, an authenticating agent may authenticate Series A Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                 Upon execution and delivery of the Indenture, the Initial Series A Notes shall be endorsed by each of the Initial Guarantors to evidence their Guaranties of the obligations thereunder.

                 The Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the person in whose name any Series A Note is registered as the owner of such Series A Note for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Series A Notes with respect to record dates) interest on such Series A Note and for all other purposes whatsoever, whether or not such Series A Note is overdue, and neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

                 SECTION 2.03. Registrar and Paying Agent. The Note Issuers shall maintain an office or agency in the Borough of Manhattan, City of New York where Series A Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Series A Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Series A Notes and of their transfer and exchange. The Note Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                 The Note Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the applicable terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Note Issuers shall notify the Trustee in writing of the name and address of any such agent. If the Note Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation and indemnity therefor pursuant to Section 7.07. The
Note Issuers or any of their domestically incorporated Wholly-Owned Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                 The Note Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with the Series A Notes. The office of the Registrar and Paying Agent for purposes of this Section 2.03 shall be at 61 Broadway, Concourse Level, New York, New York 10006.

                 The Note Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Global Series A Notes.

                 Iridium may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Note Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

                 SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Series A Note, the Note Issuers shall deposit with the Paying Agent (or if a Note Issuer or a domestically organized Wholly-Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Note Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Series A Notes and shall notify the Trustee of any default by the Note Issuers in making any such payment, if a Note Issuer or a domestically organized Wholly-Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Note Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                 Any money deposited with any Paying Agent, or then held by a
Note Issuer or a domestically organized Wholly-Owned Restricted Subsidiary in trust for the payment of principal or interest on any Series A Note and remaining unclaimed for two years after such principal and interest has become due and payable shall, subject to the requirements of applicable escheat laws, be paid to Iridium at its request, or, if then held by a Note Issuer or such a Subsidiary, shall be discharged from such trust; and the Holders shall thereafter, as unsecured general creditors, look only to the Note Issuers for payment thereof, and all liability of the Paying Agent with respect to such money shall thereupon cease.

                 SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, Iridium shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                 SECTION 2.06. Transfer and Exchange. The Series A Notes shall be issued in registered form and shall be transferable only upon the surrender of a Series A Note for registration of transfer. When a Series A
Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(l) of the Uniform Commercial Code are met, as stated to the Registrar in an opinion of counsel if requested by the Registrar. When Series A Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Series A Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Series A Notes at the Registrar's or co-registrar's request. The Note Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Note Issuers shall not be required to make and the Registrar need not register transfers or exchanges of Series A Notes selected for redemption (except, in the case of Series A Notes to be redeemed in part, the portion thereof not to be redeemed) or any Series A Notes for a period of 15 days before a selection of Series A Notes to be redeemed or 15 days before an Interest Payment Date.

                 Prior to the due presentation for registration of transfer of any Series A Note, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Series A Note is registered as the absolute owner of such Series A Note for the purpose of receiving payment of principal of and interest, if any, on such Series A Note and for all other purposes whatsoever, whether or not such Series A Note is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                 Any Holder of a Global Series A Note shall, by acceptance of such Global Series A Note, agree that transfers of beneficial interest in such Global Series A Note may be effected only through a book-entry system maintained by the Holder of such Global Series A Note (or its agent), and that ownership of a beneficial interest in such Global Series A Note shall be required to be reflected in a book entry.

                 All Series A Notes issued upon any transfer or exchange pursuant to this Section 2.06 shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Series A Notes surrendered upon such transfer or exchange.

                 During the period beginning on the later of the Issue Date and the last date on which any of the Issuers or any Affiliate of the Issuers was the owner of an Initial Series A Note (or any predecessor Series A Note) and ending on the date two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) from any such date, any Initial Series A Note issued or owned during the period set forth above, as the case may be, and any Series A Note issued upon registration of transfer of, or in exchange for, or in lieu of, such Initial Series A Note, shall be deemed a "Transfer Restricted Security" and shall be subject to the restrictions on transfer provided in the Private Placement Legend; provided, however, that the term "Transfer Restricted Security" shall not include (a) any Initial Series A Note which is issued upon transfer of, or in exchange for, any Series A Note which is not a Transfer Restricted Security or (b) any Initial Series A Note as to which such restrictions on transfer have been terminated in accordance with this Section 2.06. Any Transfer Restricted Security shall bear the Private Placement Legend.

                 Every Transfer Restricted Security shall be subject to the restrictions on transfer set forth in Section 2.01 and Section 2.14 and shall bear the Private Placement Legend and the Holder of each Transfer Restricted Security or Holder of a beneficial interest therein, by such Holder's or holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

                 The restrictions imposed by Section 2.01 and Section 2.14 upon the transferability of any particular Transfer Restricted Security shall cease and terminate and the Private Placement Legend shall no longer be necessary (a) in the case of a Regulation S Global Series A Note, on the Regulation S Series A Note Exchange Date or (b) in the case of a Rule 144A Global Series A Note or Definitive Series A Note, on (x) the later of two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) after the later of the Issue Date or the last date on which any Issuer or any Affiliate of any Issuer was the owner of such Transfer Restricted Security (or any predecessor of such Transfer Restricted Security) or (y) (if earlier) if and when such Transfer Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or, unless the Holder thereof is an Affiliate of any Issuer, transferred pursuant to Rule 144 or Rule 904 under the Securities Act (or any successor provision). Iridium shall inform the Registrar in writing of the effective date of any registration statement registering any Transfer Restricted Securities under the Securities Act.

                 SECTION 2.07. Replacement Series A Notes. If a mutilated Series A Note is surrendered to the Registrar or if the Holder of a Series A Note claims that the Series A Note has been lost, destroyed or wrongfully taken, the Note Issuers shall issue, the Guarantor Subsidiaries shall execute and the Trustee shall authenticate a replacement Series A Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies Iridium or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification that such requirements are met, (ii) makes such request to Iridium or the Trustee prior to the Series A Note being acquired by a bona fide purchaser and (iii) satisfies any other reasonable requirements of the Trustee including, if requested, an opinion of counsel for the Holder to the effect that the Holder has complied with the requirements of this Section 2.07. If required by the Trustee or Iridium, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee or Iridium, as the case may be, to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Series A Note is replaced. Iridium and the Trustee may charge the Holder for their expenses in replacing a Series A Note. In the event any such mutilated, lost, destroyed or wrongfully taken Series A Note has become or is about to become due and payable, the Issuers in its discretion may pay such Series A Note instead of issuing a new Series A
Note in replacement thereof.

                 Every replacement Series A Note is an additional obligation of the Issuers.

                 The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Series A Notes.

                 SECTION 2.08. Outstanding Series A Notes. Series A Notes outstanding at any time are all Senior Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Series A Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Series A Note.

                 If a Series A Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and Iridium receive proof satisfactory to them that the replaced Series A Note is held by a bona fide purchaser.

                 If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Series A Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Series A Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                 In determining whether the Holders of the required principal amount of Series A Notes have concurred in any direction, waiver or consent, Series A Notes owned by the Issuers or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Series A Notes which the Trustee knows or has reason to know are so owned shall be disregarded.

                 SECTION 2.09. Temporary Series A Notes. Until Definitive Series A Notes and Global Series A Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Series A Notes. Temporary Series A Notes shall be substantially in the form of Definitive Series A Notes but may have variations that Iridium considers appropriate for temporary Series A Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Series A Notes and deliver them in exchange for temporary Series A Notes upon surrender of such temporary Series A Notes at the office or agency of the Note Issuers, without charge to the Holder.

                 SECTION 2.10. Cancellation. A Note Issuer at any time may deliver Series A Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Series A Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Series A Notes surrendered for registration of transfer, exchange, payment or cancellation unless Iridium directs the Trustee to deliver canceled Series A Notes to Iridium. The Issuers may not issue new Series A Notes to replace Series A Notes they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Series A Notes in place of canceled Series A Notes other than pursuant to the terms of this Indenture.

                 SECTION 2.11. Defaulted Interest. If the Issuers default in a payment of interest on the Series A Notes, the Issuers shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Note Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                 The Issuers may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Series A Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the
Note Issuers to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

                 SECTION 2.12. CUSIP Numbers. The Note Issuers in issuing the Series A Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Series A Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Series A Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                 SECTION 2.13.  Book-Entry Provisions for Global Series A
Notes.

                 (a) Each Global Series A Note initially shall (i) be registered in the name of the Depositary for such Global Series A Note or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the Global Securities legend as set forth in Exhibits A and B hereto.

                 Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Series A Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Series A Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Series A Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Series A Note.

                 (b) Transfers of a Global Series A Note shall be limited to transfers of such Global Series A Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Series A Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.14.

Except as otherwise provided in Section 2.14, beneficial owners of interests in a Global Series A Note may obtain Definitive Series A Notes in exchange for their beneficial interests in a Global Series A Note only if (i) the Note Issuers notify the Trustee in writing that the Depositary is no longer willing or able to act as Depositary for such Global Series A Note or the Depositary ceases to be a "clearing agency" registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and, in each case, a successor depositary is not appointed by the
Note Issuers within 90 days of such notice, (ii) the Note Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Definitive Series A Notes or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to effect such exchange.

                 (c) In connection with any transfer of a portion of the beneficial interest in a Global Series A Note pursuant to Section 2.13(b) or
Section 2.14, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Series A Note in an amount equal to the principal amount of the beneficial interest in the Global Series A Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Series A Notes of like tenor and amount.

                 (d) Any beneficial interest in one of the Global Series A Notes that is transferred to a person who takes delivery in the form of an interest in the other corresponding Global Series A Note will, upon transfer, cease to be an interest in such Series A Note and become an interest in the other corresponding Series A Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interest in such other corresponding Series A Note for as long as it remains such an interest.

                 (e) In connection with the transfer of an entire Global Series A Note to beneficial owners pursuant to subsection (b) of this Section, such Global Series A Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Series A Note, an equal aggregate principal amount of Definitive Series A Notes of authorized denominations.

                 (f) Any Definitive Series A Note delivered in exchange for an interest in a Global Series A Note pursuant to subsection (b) or subsection (e) of this Section shall, unless the circumstances provided in
Section 2.14(a)(i)(x) exist or except as otherwise provided in Section 2.14(e), bear the applicable legend regarding transfer restrictions applicable to the Definitive Series A Note set forth in Exhibit A.

                 (g) The registered holder of a Global Series A Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Series A Notes.

                 SECTION 2.14.  Special Transfer Provisions.

                 Unless and until an Initial Series A Note or an interest therein is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

                 (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an interest in a Transfer Restricted Security to any IAI which is not a QIB (excluding Non-U.S. Persons) that is consistent with the Private Placement Legend:

                          (i) The Registrar shall register the transfer of any Series A Note, whether or not such Series A Note bears the Private Placement Legend, if (x) the requested transfer is at least two years after the later of the Issue Date and the last date on which any of Issuers or an Affiliate of the Issuers was the owner of such Series A Note or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Exhibit D hereto.

                          (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Rule 144A Global Series A Note seeking to transfer a Definitive Series A Note to another Person, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Rule 144A Global Series A Note in an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Series A Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Series A Notes of like tenor and amount.

                          (iii) An IAI which is not a QIB and not a Non-U.S. Person shall only hold Definitive Series A Notes.

                 (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Series A Note to a QIB (other than a Non-U.S. Person):

                          (i) If the Series A Note to be transferred consists of (x) Definitive Series A Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has delivered to the Trustee a certificate substantially in the form set forth in Exhibit E hereto or (y) an interest in the Rule 144A Global Series A Note, the transfer of such interest may be effected only through the book entry system maintained by the Depository.

                          (ii) If the Series A Note to be transferred consists of Definitive Series A Notes, upon receipt by the Trustee of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A

         Global Series A Note in an amount equal to the principal amount of the Definitive Note, to be transferred, and the Trustee shall cancel the Definitive Series A Note so transferred.

                 (c) Transfers of Interests in the Regulation S Global Series A Note to U.S. Persons. The following provisions shall apply with respect to any transfer of an interest in the Regulation S Global Series A Note to U.S. Persons:

                          (i) If the beneficial interest to be transferred is in a Regulation S Temporary Global Series A Note, transfers by an owner of a beneficial interest in such Regulation S Global Series A Note to a transferee who takes delivery of such interest through the corresponding Rule 144A Global Series A Note will be made only upon the receipt by the Trustee from the transferor of a certificate substantially in the form of Exhibit E hereto to the effect that such transfer is being made to a Person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.

                          (ii) If the beneficial interest to be transferred is in a Regulation S Permanent Global Series A Note, the Registrar shall register the transfer of any such Series A Note without requiring any additional certification.

                 (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an interest in a Series A Note to a Non-U.S. Person:

                          (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Series A Note to be transferred is a Definitive Series A Note or an interest in a Rule 144A Global Series A Note only upon receipt of a certificate substantially in the form set forth in Exhibit F hereto from the proposed transferor.
         Prior to the termination of the Regulation S Restricted Period, any Non-U.S. person shall be delivered a beneficial interest in the corresponding Regulation S Temporary Global Series A Note.

                          (ii) (x) If the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Series A Note, upon receipt by the Registrar of (1) the documents required by paragraph (i) of this paragraph (d) and (2) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Rule 144A Global Series A Note in an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Series A Note to be transferred and (y) upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the corresponding Regulation S Global Series A
         Note in an amount equal to the principal amount of the Definitive Series A Note or such Rule 144A Global Series A Note, as the case may be, to be transferred, and the Registrar shall cancel the Definitive Series A Note so transferred or decrease the principal amount of such Rule 144A Global Series A Note, as the case may be.

                 (e) Private Placement Legend. Upon the transfer, exchange or replacement of Series A Notes not bearing the Private Placement Legend, the Registrar shall deliver Series A Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Series A Notes bearing the Private Placement Legend, the Registrar shall deliver only Series A Notes that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required pursuant to Section 2.01 and Section
2.06 or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                 (f) General. By its acceptance of any Series A Note, or any beneficial interest in any Global Series A Note, bearing the Private Placement Legend, each Holder of such Series A Note or holder of such beneficial interest acknowledges the restrictions on transfer of such Series A Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Series A Note only as provided in this Indenture. The Registrar shall not register a transfer of any Series A Note unless such transfer complies with the restrictions on transfer of such Series A Note set forth in this Indenture. In connection with any transfer of Series A Notes to an IAI, each such Holder or beneficial owner agrees by its acceptance of the Series A Notes to furnish the Registrar or the Note Issuers such certifications, legal opinions or other information as such Person may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided, that the Registrar shall not be required to determine (but may rely on a determination made by the Note Issuers with respect to) the sufficiency of any such certifications, legal opinions or other information.

                 The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section
2.14. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                  ARTICLE III

                                   Redemption

                 SECTION 3.01. Notices to Trustee. If either Note Issuer elects to redeem Series A Notes pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date and the principal amount of Series A Notes to be redeemed.

                 The Note Issuer shall give each notice to the Trustee provided for in this Section at least 30 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Note Issuer to the effect that such redemption shall comply with the conditions herein. If fewer than all the Series A Notes are to be redeemed, the record date relating to such redemption shall be selected by Iridium and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee (unless a shorter period shall be acceptable to the Trustee). Any such notice may be canceled by notice in writing to the Trustee at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                 SECTION 3.02. Selection of Securities to be Redeemed. If fewer than all the Series A Notes are to be redeemed, the Trustee shall select the Series A Notes to be redeemed pro rata or by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. The Trustee shall make the selection from outstanding Series A Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Series A Notes that have denominations larger than $1,000 . Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Series A Notes called for redemption also apply to portions of Series A Notes called for redemption. The Trustee shall notify the Note Issuers promptly of the Series A Notes or portions of Series A Notes to be redeemed.

                 SECTION 3.03. Notice of Redemption. Any notice of redemption shall identify the Series A Notes to be redeemed and shall state:

                 (1)      the redemption date;

                 (2)      the redemption price;

                 (3)      the name and address of the Paying Agent;

                 (4) that Series A Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (5) if fewer than all the outstanding Series A Notes are to be redeemed, the certificate numbers and principal amounts of the particular Series A Notes to be redeemed;

                 (6) that, unless the Note Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Series A Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                 (7) the CUSIP number, if any, printed on the Series A Notes being redeemed;

                 (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Series A Notes; and

                 (9) that if a Series A Note is to be redeemed in part, only the portion of the principal amount (equal to $1,000 or an integral multiple thereof) of such Series A Note to be redeemed and that a new Series A Note in the aggregate principal amount equal to the unredeemed portion thereof shall be issued without charge to the holder.

                 At either Note Issuer's request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the applicable Note Issuer's name and at the Note Issuer's expense. In such event, the Note Issuer shall provide the Trustee with the information required by this Section.

                 SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Series A Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Series A Notes shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Series A Notes registered on the relevant record date. If mailed in the manner provided herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                 SECTION 3.05. Deposit of Redemption Price. At least one Business Day prior to the redemption date, the applicable Note Issuer shall deposit with the Paying Agent (or, if a Note Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Series A Notes to be redeemed on that date other than Series A Notes or portions of Series A Notes called for redemption which have been delivered by such Note Issuer to the Trustee for cancellation.

                 SECTION 3.06. Series A Notes Redeemed in Part. Upon surrender of a Series A Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Note Issuers' expense) a new Series A Note equal in principal amount to the unredeemed portion of the Series A Note surrendered.

                 SECTION 3.07.  Optional Redemption. (a) Except as set forth in
Section 3.07(b), the Series A Notes may not be redeemed prior to July 15, 2002. On and after that date, either Note Issuer may redeem the Series A Notes in whole or in part at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

                                                                                    Redemption
Period                                                                                 Price
------                                                                              ----------

July 15, 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106.750%
July 15, 2003 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103.375%
July 15, 2004 and thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . . .  100.00%

                 (b) In addition, at any time on or prior to July 15, 2000, either Note Issuer may redeem in the aggregate up to 33-1/3% of the original aggregate principal amount of Series A Notes with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount thereof) of 113.5% plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that at least 66-2/3% of the original aggregate principal amount of the Series A Notes being redeemed must remain outstanding after each such redemption.

                                   ARTICLE IV

                                   Covenants

                 SECTION 4.01. Payment of Series A Notes. The Note Issuers, as joint and several obligors, shall promptly pay the principal of and interest and Liquidated Damages, if any, on the Series A Notes on the dates and in the manner provided in the Series A Notes and in this Indenture. Principal, interest and Liquidated Damages, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to timely pay all principal, interest and Liquidated Damages, if any, then due and the Trustee or the Paying Agent, as the case may be, and is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                 The Note Issuers, as joint and several obligors, shall pay interest on overdue principal at the rate specified therefor in the Series A Notes, and shall pay interest on overdue installments of interest and Liquidated Damages, if any, at the same rate to the extent lawful.

                 SECTION 4.02. SEC Reports. Notwithstanding that Iridium may not be required to be or remain subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, Iridium shall file with the SEC, and provide the Trustees and Holders and prospective Holders (upon request) with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act.

                 In addition, for so long as any Series A Notes remain outstanding, unless the Note Issuers are subject to Section 13 or 15(d) of the Exchange Act, Iridium shall furnish to the

Holders and to prospective investors in the Series A Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                 The foregoing shall not require Capital or any Guarantor Subsidiary to file, provide or furnish with or to any Person any report or information separate from any report or information filed, provided or furnished by Iridium to the extent Capital or any Guarantor Subsidiary would not be required to do so under Section 13 or 15(d) of the Exchange Act or pursuant to Rule 144A(d)(4) under the Securities Act.

                 SECTION 4.03.  Limitation on Indebtedness.

                 (a) Iridium shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness (including any Acquired Indebtedness) unless (i) immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Debt to Cash Flow Ratio would be less than 4.0 to 1.0 and (ii) if such Indebtedness is Incurred by a Restricted Subsidiary, such Restricted Subsidiary is a Guarantor Subsidiary. Notwithstanding the foregoing, prior to June 30, 2000, Iridium, Capital and any other Restricted Subsidiary that is a Guarantor Subsidiary may Incur Indebtedness if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Debt to Capital Ratio would be less than 65%.

                 (b) Notwithstanding the foregoing paragraph (a), Iridium, Capital and any other Restricted Subsidiary that is a Guarantor Subsidiary may Incur the following Indebtedness:

                 (i) Indebtedness Incurred under any one or more Bank Credit Agreements, Vendor Financing Facilities or other agreements or arrangements to finance the Build-out of the IRIDIUM System; provided, however, that Indebtedness Incurred pursuant to this clause (i), other than Indebtedness Incurred pursuant to a Bank Credit Agreement or Vendor Financing Facility, shall not have a Stated Maturity earlier than the Stated Maturity of the Series A Notes, and shall not be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in whole or in part, prior to the Stated Maturity of the Series A Notes (other than pursuant to provisions which are substantially similar to those contained in Section 4.08 which permit the holders of such Indebtedness to require the issuer thereof to repurchase or repay such Indebtedness upon a Change of Control (or an event substantially similar thereto) or to make an offer to purchase as a result of the occurrence of an Asset Disposition (or an event substantially similar thereto) or receipt of insurance proceeds);

                 (ii) After Commercial Activation, Indebtedness under any one or more Bank Credit Agreements or other agreements or arrangements to finance working capital requirements of Iridium and any Refinancing Indebtedness in respect of such Indebtedness; provided, however, at the time of the Incurrence of such Indebtedness and after giving effect thereto, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (ii) and then outstanding does not exceed $950,000,000;

                 (iii) Indebtedness Incurred under any one or more Bank Credit Agreements, Vendor Financing Facilities or other agreements or arrangements that is guaranteed pursuant to the Motorola Additional Guarantee; provided, however, at the time of Incurrence of such Indebtedness and after giving effect thereto, the aggregate principal amount of all Indebtedness incurred pursuant to this clause (iii) and then outstanding does not exceed $350,000,000;

                 (iv) Indebtedness owed by Iridium to Capital or any Wholly-Owned Restricted Subsidiary that is a Guarantor Subsidiary or Indebtedness owed by Capital or any Wholly-Owned Restricted Subsidiary that is a Guarantor Subsidiary to Iridium or to Capital or another Wholly-Owned Restricted Subsidiary that is a Guarantor Subsidiary; provided, however, that upon either (x) the transfer or other disposition by Capital, such Wholly-Owned Restricted Subsidiary or Iridium of any Indebtedness so permitted to a Person other than Iridium, Capital or another Wholly-Owned Restricted Subsidiary that is a Guarantor Subsidiary or (y) the issuance, sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger, but not including directors' qualifying shares or interests required to be held by foreign nationals, in each case to the extent mandated by applicable law) of such Wholly-Owned Restricted Subsidiary or Capital to a Person other than Iridium, Capital or another such Wholly-Owned Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by the issuer thereof at the time of such issuance, sale, lease, transfer or other disposition;

                 (v) Refinancing Indebtedness Incurred to Refinance Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (i), (ii), (iii), (vii) or (viii) or this clause (v) of this
         Section 4.03(b);

                 (vi) Indebtedness consisting of Permitted Interest Rate or Currency Protection Agreements;

                 (vii) Indebtedness represented or evidenced by the Series A Notes, the Subsidiary Guaranties, the Series B Notes, and Indebtedness of the Guarantor Subsidiaries evidenced by their Guarantees relating to the Series B Notes;

                 (viii) Indebtedness outstanding on the Issue Date (other than the Guaranteed Bank Facility and other Indebtedness described in clause (i), (ii), (iii), (iv) or (vii) of this Section 4.03(b));

                 (ix) Indebtedness consisting of performance and other similar bonds and reimbursement obligations Incurred in the ordinary course of business securing the performance of contractual, franchise or license obligations of Iridium, Capital or a Restricted Subsidiary, or in respect of a letter of credit obtained to secure such performance; and

                 (x) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of Iridium, Capital and other Restricted Subsidiaries that are Guarantor Subsidiaries outstanding on the date of such Incurrence (without duplication and other than Indebtedness permitted by clauses (i) through (ix) above or Section 4.03(a)) does not exceed $100,000,000.

                 (c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness Iridium, Capital and the other Restricted Subsidiaries are permitted to Incur, Iridium, Capital or such Restricted Subsidiary, as the case may be, shall have the right, in Iridium's sole discretion, to classify such item of Indebtedness at the time of its Incurrence and shall only be required to include the amount and type of such Indebtedness under the clause permitting the Indebtedness as so classified.

                 SECTION 4.04. Limitation on Restricted Payments. (a) Iridium shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to:

                 (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Note Issuers), except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and cash to the extent required to pay for fractional shares of such Capital Stock or payable to Iridium or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Note Issuers or other Restricted Subsidiaries, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Note Issuers or a Restricted Subsidiary of dividends or distributions of equal or greater value);

                 (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Iridium or any Restricted Subsidiary held by Persons other than Iridium or another Restricted Subsidiary;

                 (iii) purchase, repurchase, redeem, defease, acquire or retire for value, or otherwise make any principal payment on, any Subordinated Obligations prior to the scheduled maturity, scheduled repayment or scheduled sinking fund payment thereof (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition, or any purchase, repurchase, redemption or other acquisition or prepayment thereof in connection with any Refinancing thereof permitted pursuant to clause (v) of paragraph (b) of Section 4.03; or

                 (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, Investment or payment being herein referred to as a "Restricted

         Payment"), if at the time Iridium or such Restricted Subsidiary makes such Restricted Payment: (1) a Default has occurred and is continuing (or would result therefrom); (2) Iridium could not Incur at least $1.00 of additional Indebtedness pursuant to the terms of the first sentence of paragraph (a) of Section 4.03; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

                          (A) 50% of the Consolidated Net Income of Iridium accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); provided, however, that the aggregate amount calculated pursuant to this clause
                 (A) (if such aggregate amount is a negative amount) shall be reset to zero on the first date on which the Series A Notes are assigned an Investment Grade Rating by both Rating Agencies;

                          (B) the aggregate Net Cash Proceeds received by Iridium from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Restricted Subsidiary and other than an issuance or sale to an employee stock ownership plan or to a trust established by Iridium or any Restricted Subsidiaries for the benefit of their employees);

                          (C) the amount by which Indebtedness of Iridium is reduced on the balance sheet of Iridium upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness of Iridium convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Iridium (less the amount of any cash, or the fair value of any other property or assets of Iridium or any Restricted Subsidiary, distributed by Iridium upon such conversion or exchange); and

                          (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to Iridium or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to Iridium's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary (as evidenced by a resolution of the Board of Directors in the manner set forth in Section 4.04(c)) at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum does not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by Iridium or any Restricted Subsidiary in such Unrestricted Subsidiary.

         (b)  Notwithstanding the foregoing, Iridium may

                 (i) subject to clause (vii) below, pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, Iridium could have paid such dividend in accordance with the foregoing provisions;

                 (ii) repurchase any Capital Stock from Persons who were formerly officers, managers or employees of Iridium or any of its Subsidiaries (or from IWCL in connection with or relating to a repurchase by IWCL of its Capital Stock from such Persons), provided, however, that the aggregate amount of all such repurchases made pursuant to this clause (ii) shall not exceed $2,000,000, plus the aggregate cash proceeds received by Iridium since the Issue Date from the issuance of its Capital Stock to officers, managers and employees of Iridium or any of its Subsidiaries (or from IWCL in connection with or relating to such an issuance by IWCL to such Persons);

                 (iii) Refinance, and permit its Restricted Subsidiaries to Refinance, any Indebtedness otherwise permitted to be Refinanced by clause (v) of paragraph (b) under Section 4.03.

                 (iv) during the period Iridium is treated as a partnership for U.S. federal income tax purposes and after such period to the extent relating to the liability for such period, make distributions in respect of members' or partners' income tax liability with respect to Iridium (whether directly incurred or indirectly incurred after the Asset Drop-Down Transaction) in an amount not to exceed the Tax Amount;

                 (v) make distributions to IWCL to pay IWCL's ordinary and reasonable operating expenses related to Iridium, as set forth in an Officers' Certificate delivered to the Trustee;

                 (vi) repurchase any Capital Stock pursuant to Section 11.03 of the LLC Agreement in the event a member of Iridium fails to pay any of the amounts required by a Reserve Capital Call;

                 (vii) make any Restricted Payment by exchange for, or out of the proceeds of the substantially concurrent sale of, or capital contribution in respect of, Capital Stock of Iridium (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Iridium or an employee stock ownership plan or to a trust established by Iridium or any of its Subsidiaries for the benefit of their employees);

                 (viii) make any Restricted Payment pursuant to the Interest Exchange Agreement, the Share Issuance Agreement, the Master Subscription Agreement or the Management Services Agreement; and

                 (ix) make other Restricted Payments in an aggregate amount not to exceed $10,000,000.

         Any Restricted Payment made pursuant to clauses (ii), (iii), (iv),
(vii), (viii) and (ix) of the immediately preceding paragraph shall be excluded from the calculation of the aggregate amount of Restricted Payments made since the Issue Date; provided, however, that the Net Cash Proceeds from the issuance of Capital Stock pursuant to clauses (ii) and (vii) of the immediately preceding paragraph shall be excluded from the calculation of amounts under clause (B) of the second preceding paragraph. A dividend or distribution by a Restricted Subsidiary in respect of its Capital Stock shall only be deemed to be a Restricted Payment to the extent such dividend or distribution is paid to entities other than Iridium and the Restricted Subsidiaries.

         (c) The net proceeds from the issuance of shares of Capital Stock upon conversion of Indebtedness shall be deemed to be an amount equal to (i) the accreted value of such Indebtedness on the date of such conversion and (ii) the additional consideration, if any, received by Iridium upon such conversion thereof, less any cash payment on account of fractional shares. The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors determined in good faith and set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by Iridium or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, Iridium shall deliver to the Trustee an Officers' Certificate identifying each Restricted Payment made by Iridium during such fiscal quarter and stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.04 were computed, which calculations may be based upon Iridium's latest available financial statements. If Iridium makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of Iridium be permitted under this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to Iridium's financial statements affecting Consolidated Net Income for any period.

                 SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. Iridium shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to Iridium or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness owed to Iridium or any Restricted Subsidiary, (iii) make any loans or advances to Iridium or any Restricted Subsidiary or (iv) transfer any of its property or assets to Iridium or any Restricted Subsidiary, except:

                 (1) any encumbrance or restriction pursuant to an agreement relating to the Guaranteed Bank Facility or any other agreement in effect at or entered into on the Issue Date, or any encumbrance or restriction imposed pursuant to this Indenture or the Series

         A Notes, the Series B Indenture or the Series B Notes (or similar limitations pursuant to other notes issued by Iridium, or indentures relating thereto, that are substantially similar to those set forth in this Indenture), or any agreement relating to the Secured Bank Facility;

                 (2) any encumbrance or restriction pursuant to an agreement relating to any Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries;

                 (3) any encumbrance or restriction pursuant to (x) an agreement or instrument pursuant to which Indebtedness which Refinances Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) or this clause (3) is Incurred or contained in any amendment to an agreement or instrument referred to in clause (1) or (2) or this clause (3), or (y) Indebtedness Incurred pursuant to clause (i), (ii) or (iii) of paragraph (b) of Section 4.03; provided, however, that the encumbrances and restrictions contained in any such refinancing agreement, instrument or amendment referred to in clause
         (x) above are, taken as a whole, no more restrictive in any material respect than the encumbrances and restrictions contained in the predecessor agreements (as determined by the chief financial officer of Iridium in good faith and evidenced by a certificate filed with the Trustee);

                 (4) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness, or under any documents providing for Capital Lease Obligations, of a Restricted Subsidiary which are not prohibited by Section 4.12 herein to the extent such encumbrances or restrictions restrict the assignment or transfer of the property or assets subject to such security agreements or mortgages, or subject to such Capital Lease Obligations;

                 (5) any encumbrance or restriction existing under or by reason of applicable law or regulations;

                 (6) customary non-assignment provisions of any licensing agreement or of any lease but only to the extent such provisions restrict the transfer of the license, lease or the property thereunder;

                 (7) any encumbrance or restriction contained in contracts for sales of assets otherwise permitted by this Indenture;

                 (8) with respect to a Restricted Subsidiary, any encumbrance or restriction imposed pursuant to an agreement that has been entered into for the sale of all or substantially all of the Capital Stock of such Restricted Subsidiary; provided, however, that after giving effect to such transaction no Default shall have occurred or be continuing, that such restriction terminates if such transaction is not consummated and that such consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into;

                 (9) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the date of this Indenture, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; and

                 (10) any restriction on the sale or other disposition of assets or property securing Indebtedness as a result of a Permitted Lien on such assets or property.

                 SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) Iridium shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Disposition unless:

                 (i) Iridium or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the fair market value (including the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition, as determined by the Board of Directors in good faith and evidenced by a resolution filed with the Trustee;

                 (ii) at least 80% of the consideration therefor received by Iridium or such Restricted Subsidiary, as the case may be, consists of cash or Marketable Securities (provided that an amount equal to the fair value (as determined in good faith by the Board of Directors as evidenced by a resolution filed with the Trustee) of assets utilized or to be utilized in a Related Business and received by Iridium or any Restricted Subsidiary in connection with any Asset Disposition shall be treated as cash solely for purposes of this clause (ii)) or the assumption of Indebtedness of Iridium (other than Indebtedness that is a Subordinated Obligation) or the Restricted Subsidiary, as the case may be, and the release of Iridium or such Restricted Subsidiary, as the case may be, from all liability on the Indebtedness assumed; and

                 (iii) all Net Available Proceeds, less any amounts invested within 180 days of such disposition (or committed by such 180th day for investment pursuant to a written agreement which commits such investment within 180 days after the date of such agreement) in assets that comply with Section 4.13, are applied within 180 days of such Asset Disposition (1) first, to the permanent repayment or reduction of Indebtedness then outstanding under any Bank Credit Agreement or Vendor Financing Facility, to the extent such agreement or facility would require such application or prohibit payments pursuant to the following clause (2), (2) second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding Series A Notes at a purchase price in cash equal to 100% of the principal amount of the Series A Notes plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase and, to the extent required by the terms thereof, any other Indebtedness of Iridium or a Restricted Subsidiary that ranks pari passu with the Series A Notes at a purchase price no greater than 100% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase and (3) third, to the extent of any remaining Net Available Proceeds after application of clauses (1) and (2) of this Section 4.06(a)(iii), to the repayment of other Indebtedness of Iridium or Indebtedness of a Restricted Subsidiary, to the extent permitted under the terms thereof. To the extent any Net Available Proceeds remain after such uses, Iridium and the Restricted Subsidiaries may use such amounts for any purposes not prohibited by this Indenture. Notwithstanding the foregoing, (x) these provisions shall not apply to any Asset Disposition which constitutes a transfer, conveyance, sale, lease or other disposition of all or substantially all of Iridium's, Capital's or a Guarantor Subsidiary's properties or assets as described under Article V and (y) Iridium shall not be required to repurchase or redeem Series A Notes pursuant to clause (2) of this Section 4.06(a)(iii) until Net Available Proceeds from all Asset Dispositions in the aggregate, less
         (x) any amounts invested within 180 days of such dispositions (or committed by such 180th day for investment pursuant to a written agreement which commits such investment within 180 days after the date of such agreement) in a Related Business, (y) any amounts applied pursuant to clause (1) above and (z) any amounts previously applied pursuant to clause (1), (2) or (3) of this Section 4.06(a)(iii), are greater than $10,000,000.

                 (b) The Note Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Series A Notes pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described under Section
4.06 by virtue thereof.

                 SECTION 4.07.  Limitation on Transactions with Affiliates.
(a) Iridium shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or Related Person of Iridium (other than Iridium or a Wholly-Owned Restricted Subsidiary) that involves consideration in excess of $5,000,000 (an "Affiliate Transaction") on terms (i) that, taken as a whole, are less favorable to Iridium or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $10,000,000, are not in writing and have not been approved either by a majority of the members of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction or by the Related Party Contracts Committee, as defined by the LLC Agreement (if appropriate under Iridium's Bylaws or the LLC Agreement). In addition, if such Affiliate Transaction is an Asset Disposition involving any Affiliate or Related Person of Iridium (other than Iridium or a Wholly-Owned Restricted Subsidiary) for an aggregate consideration in excess of $25,000,000, a fairness opinion to the effect that such transaction is fair (from a financial point of view) to Iridium or the Restricted Subsidiary, as applicable, must be obtained from an Independent Financial Advisor or, with respect to telecommunications-related matters, a recognized expert in the satellite telecommunications industry.

                 (b) The provisions of the paragraph (a) of this Section 4.07(a) shall not apply to:

                 (i) employee benefit or compensation arrangements entered into in the ordinary course of business and approved by the Board of Directors;

                 (ii) transactions solely between or among Iridium and the Restricted Subsidiaries;

                 (iii)  Restricted Payments permitted by Section 4.04;

                 (iv) Investments by IWCL, an Affiliate or Related Person of Iridium or Capital in the Capital Stock (other than Disqualified Stock) of Iridium or any Restricted Subsidiary; and

                 (v) a transaction pursuant to an Existing Affiliate Agreement, including any amendments thereto entered into after the Issue Date, provided that the terms of any such amendment are not, taken as a whole, less favorable to Iridium than the terms of the relevant agreement prior to such amendment.

                 SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Note Issuers to repurchase all or any part of such Holder's Series A Notes at a purchase price in cash equal to 101% of the principal amount of the Series A Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date in accordance with the terms of this Indenture); provided, however, that notwithstanding the occurrence of a Change of Control, the Note Issuers shall not be obligated to purchase any Series A Note pursuant to this Section 4.08 to the extent that the Note Issuers have exercised their rights to redeem such Series A Note as described in Section 3.07.

                 (b) Within 30 days following any Change of Control, the Note Issuers shall mail a notice to each Holder with a copy to the Trustees stating, among other things: (1) that a Change of Control has occurred and that such Holder has the right to require the Note Issuers to purchase all or any portion of such Holder's Series A Notes at a purchase price in cash equal to 101% of the principal amount of such Series A Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest due on the relevant interest payment date in accordance with the terms of this Indenture); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control); (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions determined by the Note Issuers, consistent with this
Section 4.08, that a Holder must follow in order to have its Series A Notes or any portion thereof purchased.

                 (c) The Note Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Series A Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Note Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations described above by virtue thereof.

                 SECTION 4.09. Compliance Certificate. The Note Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the
Note Issuers an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that in the course of the performance by the signers of their duties as Officers of the Note Issuers they would normally have knowledge of any Default or Event of Default and, if such signer does know of such a Default or Event of Default, the certificate shall describe such Default or Event of Default with particularity and describe what actions, if any, the Note Issuers propose to take with respect to such Default or Event of Default.

                 SECTION 4.10.  [Reserved]

                 SECTION 4.11. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. Iridium shall not, and shall not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into Capital Stock of a Restricted Subsidiary to any person other than Iridium, Capital or a Wholly-Owned Restricted Subsidiary except (i) in a transaction consisting of a sale of all the Capital Stock of such Restricted Subsidiary and that complies with Section
4.06 to the extent such provisions apply; (ii) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares or of interests required to be held by foreign nationals, in each case to the extent mandated by applicable law; (iii) in a transaction in which, or in connection with which, Iridium or a Restricted Subsidiary acquires at the same time sufficient Capital Stock of such Restricted Subsidiary to at least maintain the same percentage ownership interest it had prior to such transaction; (iv) any grant, establishment or exercise of any Lien permitted under Section 4.12; and (v) Disqualified Stock of a Restricted Subsidiary Incurred to Refinance Disqualified Stock of such Restricted Subsidiary; provided, however, that the amounts of the redemption obligations of such Disqualified Stock may not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being Refinanced.

                 SECTION 4.12. Limitation on Liens. (a) Iridium shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien on any of its property or assets (including Capital Stock), whether owned on the Issue Date or thereafter acquired, unless contemporaneously therewith effective provision is made to secure the Series A Notes equally and ratably with such obligation for so long as such obligation is so secured. The preceding sentence shall not require Iridium or any Restricted Subsidiary to equally and ratably secure the Series A Notes if the Lien consists of Permitted Liens.

                 (b) Any Lien created for the benefit of the Holders of the Series A Notes pursuant to Section 4.12(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the earlier of the release and discharge of the Lien which gave rise to the obligation to secure the Series A Notes and the release and discharge of this Indenture.

                 SECTION 4.13. Limitation on Lines of Business. Iridium shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

                 SECTION 4.14. Limitation on Business Activities of Capital. Capital shall not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of Capital Stock to Iridium or any Wholly-Owned Restricted Subsidiary, the Incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness Incurred by Iridium (including the Series A Notes and the Series B Notes) that is permitted to be Incurred by Iridium pursuant to
Section 4.03 (provided that the net proceeds of such Indebtedness are retained or utilized by Iridium or loaned to one or more of Iridium's Restricted Subsidiaries other than Capital), and activities incidental thereto. Neither Iridium nor any Restricted Subsidiary (other than Capital) shall engage in any transactions with Capital in violation of the immediately preceding sentence.

                 SECTION 4.15. Future Guarantor Subsidiaries. Iridium shall cause each Subsidiary created or acquired after the Issue Date (other than an Unrestricted Subsidiary or a Foreign Subsidiary) to execute and deliver to the Trustee a supplemental indenture, substantially in the form of Exhibit D, pursuant to which such Subsidiary shall Guarantee payment of the Series A Notes. Iridium may cause any Foreign Subsidiary to execute and deliver a Subsidiary Guaranty in accordance with the provisions of this Indenture. Each Subsidiary Guaranty shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Subsidiary Guaranty, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. In addition, the
Note Issuers shall not, and shall not permit any of the Guarantor Subsidiaries to, make any Investment in any Subsidiary that is not a Guarantor Subsidiary unless either (i) such Investment is permitted by Section 4.04 or (ii) such Subsidiary executes and delivers a Subsidiary Guaranty in accordance with the provisions of this Indenture.

                 SECTION 4.16. Maintenance of Insurance. Iridium shall procure and maintain insurance with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in a business or businesses similar to Iridium and owning properties in localities where Iridium and the Restricted Subsidiaries operate, including without limitation in-orbit insurance.

                 Within 30 days following the Issue Date and within 30 days following any date on which Iridium renews or obtains insurance, Iridium shall deliver to the Trustee an insurance certificate certifying the amount of insurance then renewed or obtained and an Officers' Certificate stating that such insurance, together with any other insurance, complies with this Section
4.16. In addition, Iridium shall cause to be delivered to the Trustee no less than once each year an insurance certificate setting forth the amount of insurance then carried, which insurance certificate shall entitle the Trustee to (i) notice of any claim under any such insurance policy; and (ii) at least 30 days' notice from the provider of such insurance prior to the cancellation of any such insurance.

                 In the event that Iridium receives any proceeds of any in-orbit insurance, such proceeds shall constitute "Insurance Proceeds." Promptly following the receipt of any Insurance Proceeds, Iridium shall apply such Insurance Proceeds in accordance with Section 4.06(a)(iii) (treating such Insurance Proceeds as Net Available Proceeds thereunder); provided, however, that Insurance Proceeds shall only be required to be so applied to the extent that the aggregate amount of all Insurance Proceeds received by Iridium exceeds $10,000,000 in any 12-month period.

                                   ARTICLE V

                              Successor Companies

                 SECTION 5.01. When Issuers May Merge or Transfer Assets. (a) Neither Note Issuer shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to any Person unless:

                 (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or the laws of Bermuda and the Successor Company (if not Iridium) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Iridium under the Series A Notes and this Indenture;

                 (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                 (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under Section 4.03(a);

                 (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of Iridium immediately prior to such transaction; and

                 (v) Iridium shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The requirements of clause (iii) above shall not apply where Iridium merges with or into, or conveys, transfers or leases, in one transaction or a series of transactions, all or substantially all of its assets to, any Person with no outstanding Indebtedness (other than Indebtedness which is also Indebtedness of Iridium).

                 (b) Iridium may within six months of the Issue Date convey or transfer in one transaction or a series of related transactions, all or substantially all its assets to a Wholly-Owned Restricted Subsidiary of Iridium upon compliance with clauses (i) and (v) of the preceding paragraph (and without complying with clauses (ii) through (iv), inclusive, of the preceding paragraph) (the "Asset Drop-Down Transaction").

                 (c) Iridium shall not permit any Guarantor Subsidiary to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) is a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof, the District of Columbia or the laws of Bermuda, and such Person expressly assumes, by a guaranty agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its related Subsidiary Guaranty (except to the extent it would not otherwise have been required to provide a Subsidiary Guaranty); (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default has occurred and is continuing under this Indenture; and (iii) Iridium has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such guaranty agreement, if any, complies with this Indenture.

                 (d) The Successor Company shall be the successor to Iridium and shall succeed to, and be substituted for, and may exercise every right and power of, Iridium, Capital or any Guarantor Subsidiary, respectively, under this Indenture, the Series A Notes and the related Subsidiary Guaranty, as applicable, and the predecessor Iridium, Capital or Guarantor Subsidiary, respectively (other than in the case of a lease), shall be released from all obligations and covenants under this Indenture and the Series A Notes or the related Subsidiary Guaranty, as applicable.

                                   ARTICLE VI

                             Defaults and Remedies

                 SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                 (1) a default occurs in any payment of interest or Liquidated Damages, if any, on any Series A Note when the same becomes due and payable, and such default continues for a period of 30 days;

                 (2) a default occurs in the payment of the principal of any Series A Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

                 (3)  either Note Issuer fails to comply with Section 5.01;

                 (4) either Note Issuer fails to comply with Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16
         (in each case, other than a failure to purchase Series A Notes when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified in the penultimate paragraph of this
         Section 6.01;

                 (5) any Note Issuer or Guarantor Subsidiary fails to comply with any of its agreements in the Series A Notes or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified in the penultimate paragraph 6.01;

                 (6) any Note Issuer or Significant Subsidiary fails to pay any Indebtedness of such Person within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders of such Indebtedness because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000 or its foreign currency equivalent at the time;

                 (7) any Note Issuer or Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case;

                          (B) consents to the entry of an order for relief against it in an involuntary case;

                          (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                          (D) makes a general assignment for the benefit of its creditors; or

                          (E) takes any comparable action under any foreign laws relating to insolvency;

                 (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief against any Note Issuer or Significant Subsidiary in an involuntary case;

                          (B) appoints a Custodian of any Note Issuer or Significant Subsidiary or for any substantial part of its property; or

                          (C)     orders the winding up or liquidation of any
                 Note Issuer or Significant Subsidiary; or

                          (D)     or any similar relief is granted under
                 foreign laws;

         and the order or decree remains unstayed and in effect for 60 days;

                 (9) the rendering of any final judgment or decree (not subject to appeal) in excess of $10,000,000 or its foreign currency equivalent (net of amounts paid within 30 days of such judgment or decree under any insurance, indemnity, bond, surety or similar instrument) against any Note Issuer or Significant Subsidiary by a court or other adjudicatory authority of competent jurisdiction to the extent which such Note Issuer or Significant Subsidiary, as applicable, is not insured by a third Person and such judgment or decree remains outstanding and is not discharged, waived or stayed within 30 days after the notice specified in the penultimate paragraph of this Section 6.01;

                 (10) any Subsidiary Guaranty ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor Subsidiary shall deny or disaffirm its obligations under this Indenture or any Subsidiary Guaranty;

                 (11) termination by Motorola of the Space System Contract prior to delivery thereunder by Motorola of the Space System (as defined therein), provided that such termination has not been contested by Iridium in accordance with the Space System Contract or by appropriate proceedings and, if such termination is so contested, within 180 days of such notice such termination has not been withdrawn or declared ineffective by any recognized court or mediator; or

                 (12) termination by Motorola of the Operation and Maintenance Contract, or Motorola ceases to be the operator of the IRIDIUM System prior to the Stated Maturity of the Series A Notes, in each such case for a period of more than 30 days.

                 The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                 The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                 A Default under clause (4), (5) or (9) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Series A Notes notify the Note Issuers of the Default and the Note Issuers do not cure such Default within the time specified in clauses (4), (5), or (9) hereof after receipt of such notice.

                 The Note Issuers shall deliver to the Trustee, within 30 days thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (3), (6), (7) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause
(4), (5), (8), (9), (11) or (12), its status and what action Iridium is taking or proposes to take in respect thereof.

                 SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to either Note Issuer) occurs and is continuing, the Trustee by notice to the
Note Issuers, or the Holders of at least 25% in principal amount of the outstanding Series A Notes by notice to the Note Issuers and the Trustee, may declare the principal of and accrued but unpaid interest and Liquidated Damages, if any, on all of the Series A Notes to be due and payable. Upon such a declaration, such principal and interest, shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or 6.01(8) with respect to either Note Issuer occurs and is continuing, the principal of and interest and Liquidated Damages, if any, on all the Series A Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Series A Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                 SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Series A Notes or to enforce the performance of any provision of the Series A Notes or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Series A Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                 SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Series A Notes by written notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Series A Note or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                 SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Series A Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                 SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Series A Notes unless:

                 (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                 (2) the Holders of at least 25% in principal amount of the Series A Notes then outstanding make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                 (5) the Holders of a majority in principal amount of the Series A Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                 SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Series A Notes held by such Holder, on or after the respective due dates expressed in the Series A Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                 SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or 6.01(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Note Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                 SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents and take such other actions, including participating as a member, voting or otherwise, of any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Note Issuers, any Guarantor Subsidiary, their respective creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                 Nothing herein shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Series A Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 6.10. Priorities. If the Trustee collects any money or property from the Issuers pursuant to this Article VI, it shall pay out the money or property in the following order:

                 FIRST: to the Trustee for amounts due under Section 7.07;

                 SECOND: to Holders for amounts due and unpaid on the Series A Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series A Notes for principal and interest, respectively; and

                 THIRD: to Iridium.

                 The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each

Holder and the Note Issuers a notice that states the record date, the payment date and amount to be paid.

                 SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Note Issuers, a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Series A Notes.

                 SECTION 6.12. Waiver of Stay or Extension Laws. The Issuers (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, any of the Subsidiary Guaranties or any of the Series A Notes; and the Issuers (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                 SECTION 6.13. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuers, Trustee and Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII

                                    Trustee

                 SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                 (b)  Except during the continuance of an Event of Default:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                 (1) this paragraph does not limit the effect of paragraph (b) of this Section and Section 7.02(e);

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 6.05.

                 (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                 (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

                 (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                 SECTION 7.02.  Rights of Trustee.  Subject to Section 7.01:
(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                 (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                 (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Series A Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers created in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                 (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                 SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Series A Notes and may otherwise deal with the Issuers or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                 SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Series A Notes, it shall not be accountable for the Note Issuers' use of the proceeds from the Series A Notes, it shall not be responsible for the use or application of any monies received by a Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Series A Notes or in the Series A Notes other than the Trustee's certificate of authentication.

                 SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of such Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of, premium and Liquidated Damages, if any, or interest on any Series A Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

                 SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 1998, and in any event prior to July 15, 1998 in each year, the Trustee shall mail to each Holder a brief report dated as of July 15, 1998 that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report shall be transmitted). The Trustee shall also comply with TIA Section 313(b) and TIA Section 313(c).

                 A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Series A Notes are listed. The Note Issuers agrees to notify promptly the Trustee whenever the Series A Notes become listed on any stock exchange and of any delisting thereof.

                 SECTION 7.07. Compensation and Indemnity. The Note Issuers shall pay to the Trustee, Paying Agent and Registrar from time to time reasonable compensation for its services as agreed between the Note Issuers and the Trustee, Paying Agent and Registrar. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and other professionals. Any costs and expenses associated with the Exchange Offer or Private Offer shall be paid by the Note Issuers. The Note Issuers shall indemnify the Trustee, Paying Agent, Registrar, and each of their officers, directors and employees (each in their respective capacities), for and hold each of them harmless against any and all loss, liability or expense (including attorneys' fees) incurred by them without negligence or bad faith on their part in connection with the administration of this trust and the performance of their duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee, Paying Agent and Registrar shall notify the Note Issuers of any claim for which they may seek indemnity promptly upon obtaining knowledge thereof; provided, however that any failure so to notify the Note Issuers shall not relieve the Note Issuers of their indemnity obligations hereunder except to the extent the Issuers shall have been adversely affected thereby. The Note Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Note Issuers' expense in the defense. Such indemnified parties may have separate counsel and the Note Issuers shall pay the fees and expenses of such counsel; provided, however that the Note Issuers shall not be required to pay such fees and expenses if it assumes such indemnified parties' defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Note Issuers and such parties in connection with such defense. The Note Issuers need not pay for any settlement made without their written consent. The Note Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

                 The Note Issuers' payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee, Paying Agent or Registrar incurs expenses after the occurrence of a Default specified in
Section 6.01(7) or 6.01(8) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                 SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Note Issuers in writing. The Holders of a majority in principal amount of the Series A Notes may remove the Trustee by so notifying the Note Issuers and the Trustee and may appoint a successor Trustee with the consent of the Note Issuers, which shall not be unreasonably withheld. The Note Issuers shall remove the Trustee if:

                 (1) the Trustee fails to comply with Section 7.10;

                 (2) the Trustee is adjudged bankrupt or insolvent;

                 (3) a receiver or other public officer takes charge of the
                     Trustee or its property; or

                 (4) the Trustee otherwise becomes incapable of acting.

                 If the Trustee resigns, is removed by the Note Issuers or by the Holders of a majority in principal amount of the Series A Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Note Issuers shall promptly appoint a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Note Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the

Series A Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                 SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                 In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Series A Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Series A Notes so authenticated; and in case at that time any of the Series A Notes shall not have been authenticated, any successor to the Trustee may authenticate such Series A Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Series A Notes or in this Indenture provided that the certificate of the Trustee shall have.

                 SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                 SECTION 7.11. Preferential Collection of Claims Against Issuers. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                 SECTION 8.01. Discharge of Liability on Series A Notes; Defeasance. (a) When (i) either Note Issuer delivers to the Trustee all outstanding Series A Notes (other than Series A Notes replaced pursuant to
Section 2.07) for cancellation or (ii) all outstanding Series A Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and either Note Issuer irrevncably deposits with the Trustee funds or Government Securities on which payment of principal and interest when due shall be sufficient to pay at maturity or upon redemption all outstanding Series A Notes, including interest thereon to maturity or such redemption date (other than Series A Notes replaced pursuant to Section 2.07), as certified to the Trustee by a nationally recognized firm of independent accountants, and if in either case the Note Issuers pay all other sums payable hereunder by the Note Issuers including, but not limited to fees and expenses of the Trustee and its counsel, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect.
The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of either Note Issuer accompanied by an Officers' Certificate and an Opinion of Counsel.

                 (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Note Issuers at any time may terminate (i) all its obligations under the Series A Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13,
4.14, 4.15, 4.16, 5.01(a)(ii), 5.01(a)(iii) and 5.01(a)(iv) and the operation of Sections 6.01(4), 6.01(5) (with respect to obligations that have been defeased), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only), 6.01(9), 6.01(10), 6.01(11) and 6.01(12) ("covenant defeasance option"). The Note Issuers may exercise their legal defeasance option notwithstanding their prior exercise of its covenant defeasance option. If the Note Issuers exercise their legal defeasance option or their covenant defeasance option, each Guarantor Subsidiary shall be released from all of its obligations with respect to its Subsidiary Guaranty (and no Restricted Subsidiary (other than Capital) will thereafter be obligated to execute, deliver or endorse any Series A Note; nor shall any such execution, delivery or endorsement thereafter bind any Restricted Subsidiary).

                 If the Note Issuers exercise their legal defeasance option, payment of the Series A Notes may not be accelerated because of an Event of Default. If the Note Issuers exercise their covenant defeasance option, payment of the Series A Notes may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(5) (with respect to obligations that have been defeased), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only), 6.01(9), 6.01(10), 6.01(11) and 6.01(12) or because of the failure of the Note Issuers to comply with Sections 5.01(ii), 5.01(iii) and 5.01(iv).

                 Upon satisfaction of the conditions set forth herein and upon request of either Note Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that have been discharged, released, satisfied or defeased.

                 (c) Notwithstanding clauses (a) and (b) above, the Note Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08,
8.04, 8.05 and 8.06 shall survive until the Series A Notes have been paid in full. Thereafter, the Note Issuers' obligations in Sections 7.07, 8.04 and
8.05 shall survive.

                 SECTION 8.02. Conditions to Defeasance. The Note Issuers may exercise their legal defeasance option or its covenant defeasance option only if:

                 (1) either Note Issuer irrevocably deposits in trust with the Trustee money and/or Government Securities for the payment of principal, premium and Liquidated Damages, if any, and interest on the Series A Notes to maturity or redemption, as the case may be;

                 (2) the Note Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Government Securities plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal and interest when due on all the Series A Notes to maturity or redemption, as the case may be;

                 (3) 90 days pass after the deposit is made and during the 90-day period no Default specified in Section 6.01(7) or 6.01(8) with respect to either Note Issuer occurs which is continuing at the end of the period;

                 (4) the deposit does not constitute a default under any other agreement binding on either Note Issuer;

                 (5) the Note Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, unless such trust shall be registered under and act as exempt from registration thereunder;

                 (6) in the case of the legal defeasance option, the Note Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Note Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                 (7) in the case of the covenant defeasance option, the Note Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                 (8) the Note Issuers delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                 Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to Iridium from time to time upon the request, in writing, by either Note Issuer any cash in dollars or Government Securities held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

                 Before or after a deposit, the Note Issuers may make arrangements satisfactory to the Trustee for the redemption of Series A Notes at a future date in accordance with Article III.

                 SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Series A Notes.

                 SECTION 8.04. Repayment to Note Issuers. The Trustee and the Paying Agent shall promptly turn over to Iridium upon request any excess money or securities held by them at any time.

                 Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to Iridium upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors.

                 SECTION 8.05. Indemnity for Government Securities. The Note Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities other than any tax, fee or other charge which by law is for the account of the Holders.

                 SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Note Issuers' obligations under this Indenture and the Series A Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided, however, that, if the Note Issuers have made any payment of interest on or principal of any Series A Notes because of the reinstatement of its obligations, the Note Issuers shall be subrogated to the rights of the Holders of such Series A Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   Amendments

                 SECTION 9.01. Without Consent of Holders. The Note Issuers, the Guarantor Subsidiaries and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

                 (1) to cure any ambiguity, omission, defect or inconsistency;

                 (2) to comply with Section 4.15 or Article V;

                 (3) to provide for uncertificated Securities in addition to or in place of Series A Notes; provided, however, that the uncertificated Series A Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Series A Notes are described in Section 163(f)(2)(B) of the Code;

                 (4) to add further Subsidiary Guaranties with respect to the Series A Notes or to release Guarantor Subsidiaries when permitted by the terms hereof, or to secure the Series A Notes;

                 (5) to add to the covenants of the Note Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Note Issuers;

                 (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

                 (7) to make any change that does not adversely affect the rights of any Holder; and

                 (8) to provide for the issuance and authorization of the Exchange Series A Notes or Private Exchange Series A Notes.

                 After an amendment under this Section becomes effective, the
Note Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                 SECTION 9.02. With Consent of Holders. The Note Issuers, the Guarantor Subsidiaries and the Trustee may amend this Indenture or the Series A Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Series A Notes. The Holders of at least a majority in principal amount of the Series A Notes may waive compliance by the Note Issuers or any Guarantor Subsidiary with any provision or covenant of this Indenture or the Series A Notes. However, without the consent of each Holder of an outstanding Series A Note, an amendment or waiver may not:

                 (1) reduce the amount of Series A Notes whose Holders must consent to an amendment or waiver;

                 (2) reduce the rate of or extend the time for payment of interest or Liquidated Damages on any such Series A Note;

                 (3) reduce the principal of or extend the Stated Maturity of any such Series A Note;

                 (4) reduce the premium payable upon the redemption of any Series A Note or change the time at which any Series A Note may be redeemed in accordance with Article III;

                 (5) make any Series A Note payable in money other than that stated in such Series A Note;

                 (6) impair the right of any Holder to receive payment of principal of and premium, Liquidated Damages and interest on such Holder's Series A Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Series A Notes.

                 (7) modify the Subsidiary Guaranties (except as contemplated by the terms thereof or of this Indenture) in any manner adverse to the Holders; or

                 (8) make any change in Section 6.04, Section 6.07 or the third sentence of this Section.

                 It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment under this Section becomes effective, the
Note Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                 SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Series A Notes shall comply with the TIA as then in effect.

                 SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Series A Note shall bind the Holder and every subsequent Holder of that Series A Note or portion of the Series A Note that evidences the same debt as the consenting Holder's Series A Note, even if notation of the consent or waiver is not made on the Series A Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Series A Note or portion of the Series A Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective once the consents from the Holders of the requisite percentage in principal amount of outstanding Series A Notes are received by the Notes Issuers or the Trustee.

                 The Note Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                 SECTION 9.05. Notation on or Exchange of Series A Notes. If an amendment changes the terms of a Series A Note, the Trustee may require the Holder of the Series A Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Series A Note regarding the changed terms and return it to the Holder. Alternatively, if the Note Issuers or the Trustee so determines, the Note Issuers in exchange for the Series A Note shall issue and the Trustee shall authenticate a new Series A Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Series A Note shall not affect the validity of such amendment.

                 SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and complies with the provisions hereof (including Section 9.03).

                                   ARTICLE X

                             Subsidiary Guarantees

                 SECTION 10.01. Subsidiary Guarantees. Each Guarantor Subsidiary hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest and Liquidated Damages on the Series A Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Note Issuers under this Indenture (including obligations to the Trustee) and the Series A Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for expenses, indemnification or otherwise under this Indenture and the Series A Notes (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor Subsidiary further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor Subsidiary, and that each such Guarantor Subsidiary shall remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

                 Each Guarantor Subsidiary waives presentation to, demand of, payment from and protest to the Note Issuers of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor Subsidiary waives notice of any default under the Series A Notes or the Obligations. The obligations of each Guarantor Subsidiary hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Note Issuers or any other Person under this Indenture, the Series A Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Series A Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of such Guarantor Subsidiary, except as provided in Section 10.02(b).

                 Each Guarantor Subsidiary further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                 The obligations of each Guarantor Subsidiary hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except based on actual payment or performance or any release or termination contemplated by this Indenture), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor Subsidiary herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Series A Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of, or would otherwise operate as a discharge of, a surety as a matter of law or equity.

                 Each Guarantor Subsidiary further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Note Issuers or otherwise.

                 In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor Subsidiary by virtue hereof, upon the failure of the Note Issuers to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor Subsidiary hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations,
(ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Note Issuers to the Holders and the Trustee.

                 Each Guarantor Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Guarantor Subsidiary further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor Subsidiary for the purposes of this Section.

                 Each Guarantor Subsidiary also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                 SECTION 10.02. Limitation on Liability. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor Subsidiary shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to any Guarantor

Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                 (b) This Subsidiary Guaranty as to any Guarantor Subsidiary shall terminate and be of no further force or effect and such Guarantor Subsidiary shall be released from its obligations in respect of this Subsidiary Guaranty upon (i) the sale or other transfer (x) by such Guarantor Subsidiary of all or substantially all of its assets or (y) of all of the Capital Stock of such Guarantor Subsidiary, to a Person other than Iridium or a Subsidiary of Iridium; provided, however, that such sale or transfer shall be deemed to constitute an Asset Disposition and the Note Issuers shall comply with its obligations under Section 4.06; (ii) the designation by Iridium of such Guarantor Subsidiary as an Unrestricted Subsidiary in accordance with this Indenture; (iii) reorganization of such Guarantor Subsidiary as a Foreign Subsidiary; or (iv) upon satisfaction of the requirements of Section 5.01(d) or 8.01(b), as the case may be, that would permit such a release.

                 SECTION 10.03. Successors and Assigns. This Article X shall be binding upon each Guarantor Subsidiary and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Series A Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                 SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

                 SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Guarantor Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor Subsidiary in any case shall entitle such Guarantor Subsidiary to any other or further notice or demand in the same, similar or other circumstances.

                 SECTION 10.06. Initial Guarantors; Execution of Supplemental Indenture for Future Guarantor Subsidiaries. Each Restricted Subsidiary which is required to become, or is designated by Iridium to become, a Guarantor Subsidiary pursuant to Section 4.15 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D hereto pursuant to which such Subsidiary shall become a Guarantor Subsidiary under this Article X and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Note Issuers shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guaranty of such Guarantor Subsidiary is a legal, valid and binding obligation of such Guarantor Subsidiary, enforceable against such Guarantor Subsidiary in accordance with its terms.

                                   ARTICLE XI

                                 Miscellaneous

                 SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                 SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or by national overnight courier service addressed as follows:

                           if to any of the Issuers:

                                c/o Iridium LLC
                             1575 Eye Street, N.W.
                             Washington, DC  20005
                          Attention:  General Counsel
                           Facsimile:  (202) 842-0006

                               if to the Trustee:

                      State Street Bank and Trust Company
                          Corporate Services Division
                                   4th Floor
                             2 International Place
                               Boston, MA  02110
                          Attention:  Mr. Shawn George
                           Facsimile:  (617) 664-5371

                 The Issuers or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                 Any notice or communication mailed to a Holder shall be mailed to the Holder at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed by first class mail within the time prescribed.

                 Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that any such notice to the Trustee must be received by a Trust Officer to be duly given.

                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

                 SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Series A Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                 SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Note Issuers shall, if requested by the Trustee, furnish to the Trustee:

                 (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee and complying with Section 11.05 stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee and complying with Section 11.05 stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                 (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                 SECTION 11.06. When Series A Notes Disregarded. In determining whether the Holders of the required principal amount of Series A Notes have concurred in any direction, waiver or consent, Series A Notes owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Series A Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Series A Notes outstanding at the time shall be considered in any such determination.

                 SECTION 11.07. Rules by Trustee Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                 SECTION 11.08. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

                 SECTION 11.09. Governing Law. THIS INDENTURE AND THE SERIES A NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                 SECTION 11.10. No Recourse Against Others. A director, officer, employee, incorporator or member or stockholder, as such, of Iridium shall not have any liability for any obligations of any Issuer under the Series A Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Series A Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Series A Notes. Such waiver will not constitute a waiver of liabilities under the federal securities laws if it is the view of the SEC that such a waiver would be against public policy.

                 SECTION 11.11. Successors. All agreements of the Issuers in this Indenture and the Series A Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

                 SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                 SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                 IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                 IRIDIUM LLC

                                   by     /s/ ROY GRANT
                                          -------------------------
                                          Name: Roy Grant
                                          Title: Vice President-Treasurer and
                                                 acting Chief Financial Officer

                                 IRIDIUM CAPITAL CORPORATION

                                   by     /s/ ROY GRANT
                                          -------------------------
                                          Name: Roy Grant
                                          Title: Chief Financial Officer

                                 IRIDIUM ROAMING LLC

                                   by     /s/ ROY GRANT
                                          -------------------------
                                          Name: Roy Grant
                                          Title: acting chief financial officer

                                 IRIDIUM IP LLC

                                   by
                                   by     /s/ ROY GRANT
                                          -------------------------
                                          Name: Roy Grant
                                          Title: acting chief financial officer

                                 STATE STREET BANK AND TRUST
                                   COMPANY, as Trustee

                                   by     /s/ SHAWN GEORGE
                                          -------------------------
                                          Name: Shawn George
                                          Title: Assistant Secretary

                                                                    EXHIBIT A

                     FORM OF FACE OF INITIAL SERIES A NOTE

                         [Global Series A Note Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.(1)

                       [Restricted Series A Note Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                  THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) EXCEPT (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE

--------
(1) These paragraphs should only be added if the Security is issued in global form.

SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND, IN EACH CASE (A) THROUGH (F), IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS AND SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A) THROUGH (F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                  IRIDIUM LLC
                          IRIDIUM CAPITAL CORPORATION

                       13% SENIOR NOTE DUE 2005, SERIES A

No.                                                        CUSIP No. [        ]
                                                                    $[        ]

                  IRIDIUM LLC, a Delaware limited liability corporation and IRIDIUM CAPITAL CORPORATION, a Delaware corporation, as joint and several obligors, promise to pay to [ ], or registered assigns, the principal sum of $[__________] on July 15, 2005.

                  Interest Payment Dates:   January 15 and July 15

                  Record Dates:     January 1 and July 1

         Additional provisions of this Series A Note are set forth on the other side of this Series A Note.

Dated:  ________, ____

                                                  IRIDIUM LLC


                                                  By:
                                                       -------------------------
                                                       Name:
                                                       Title:


                                                  IRIDIUM CAPITAL CORPORATION


                                                  By:
                                                       -----------------------
                                                       Name:
                                                       Title:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY

  as Trustee, certifies
  that this is one of
  the Series A Notes referred
  to in the Indenture,


  By:
       -----------------------
         Authorized Signatory

                                         Guaranteed pursuant to the Indenture:

                                         IRIDIUM ROAMING LLC


                                         By:
                                              ------------------------
                                              Name:
                                              Title:

                                         IRIDIUM IP LLC


                                         By:
                                              -------------------------
                                              Name:
                                              Title:

                 FORM OF REVERSE SIDE OF INITIAL SERIES A NOTE

                       13% Senior Note due 2005, Series A

1.       Interest.

                  IRIDIUM LLC, a Delaware limited liability company ("Iridium") and IRIDIUM CAPITAL CORPORATION, a Delaware corporation ("Capital" and together with Iridium, the "Note Issuers"), as joint and several obligors, and IRIDIUM ROAMING LLC and IRIDIUM IP LLC (together, the "Guarantor Subsidiaries", and together with the Note Issuers, the "Issuers"), promise to pay interest on the principal amount of the Series A Notes at the rate per annum shown above. Iridium will pay interest in cash semi-annually in arrears on January 15 and July 15 of each year (each an "Interest Payment Date"), commencing January 15, 1998. Interest payable on the Series A Notes shall be computed on the basis of a 360-day year comprised of 30-day months.


2.       Method of Payment.

                  The Note Issuers shall pay interest on the Series A Notes (except defaulted interest) to the persons who are the registered holders at the close of business on the Record Date immediately preceding the interest payment date even if the Series A Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender the Series A Notes to the Trustee to collect principal payments. The
Note Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Note Issuers may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Note Issuers may deliver any such interest payment to the Trustee or to a holder at the holder's registered address.

3.       Paying Agent and Registrar

                  Initially, STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation ("Trustee"), will act as Paying Agent and Registrar. Iridium may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. Iridium, Capital or any of Iridium's domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture and Guarantees.

                  The Note Issuers issued the Series A Notes under an Indenture dated as of July 16, 1997 (the "Indenture"), among the Note Issuers, as joint and several obligors, the Guarantor Subsidiaries (as defined in the Indenture) and the Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Series A Notes include those stated in the Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Series A Notes are subject to all such terms, and holders of Series A Notes are referred to the Indenture and the TIA for a statement of them. The Series A Notes are obligations of the Note Issuers limited in aggregate principal amount to $300,000,000. Payment on each Series A
Note is guaranteed on a senior basis, jointly and severally, by the Guarantor Subsidiaries pursuant to Article X of the Indenture.

5.       Optional Redemption.

                  Except as described in the next succeeding paragraph, the Series A Notes will not be redeemable at the option of the Note Issuers prior to July 15, 2002. On and after such date, the Series A Notes will be redeemable, at either Note Issuer's option, in whole or in part, at any time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

                                                           REDEMPTION
         YEAR                                                 PRICE
         ----                                                 -----
         2002                                                  106.750%
         2003                                                  103.375%
         2004 and thereafter                                   100.000%

                  In addition, at any time and from time to time on or prior to July 15, 2000, either Note Issuer may redeem in the aggregate up to 33-1/3% of the original aggregate principal amount of the Series A Notes with the cash proceeds to Iridium of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 113.5% plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that at least 66-2/3% of the original aggregate principal amount of the Series A Notes must remain outstanding after each such redemption.

6.       Notice of Redemption.

                  In the case of any partial redemption, selection of the Series A Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate, although no Series A Note of $1,000 in original principal amount or less will be redeemed in part. If any Series A Note is to be redeemed in part only, the notice of redemption relating to such Series A Note will state the portion of the principal amount thereof to be redeemed. A new Series A Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Series A Note.

7.       Subsidiary Guaranties.

                  The Initial Guarantors will provide Subsidiary Guaranties on the Issue Date. In the event that, after the Issue Date, Iridium acquires or creates a Subsidiary other than a Foreign Subsidiary, Iridium will cause such Subsidiary (unless such Subsidiary is an Unrestricted Subsidiary) to, jointly and severally, as primary obligors and not merely as sureties, irrevocably Guarantee on a senior unsecured basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Note Issuers under the Indenture and the Series A Notes issued pursuant thereto. Iridium may cause any Foreign Subsidiary to execute and deliver a Subsidiary Guaranty in accordance with the provisions of the Indenture, in which case such Foreign Subsidiary will be a "Guarantor Subsidiary" for purposes of the Indenture. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Guarantor Subsidiary without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  A Subsidiary Guaranty will be released upon (i) the sale of all of the Capital Stock, or all or substantially all of the assets, of the applicable Guarantor Subsidiary (in each case to an entity other than to Iridium or a Subsidiary of Iridium), (ii) the designation by Iridium of the applicable Guarantor Subsidiary as an Unrestricted Subsidiary, in each case in compliance with the Indenture, (iii) the reorganization of the applicable Guarantor Subsidiary as a Foreign Subsidiary or (iv) upon satisfaction of the requirements of Section 5.01(d) (merger) or 8.01(b) (defeasance) of the Indenture.

8.       Change of Control Offer.

                  Upon the occurrence of a Change of Control, each Holder will have the right to require the Note Issuers to repurchase all or any part of such Holder's Series A Notes at a purchase price in cash equal to 101% of the principal amount of the Series A Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

9.       Denominations; Transfer; Exchange

                  The Series A Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Series A Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Series A Notes selected for redemption (except, in the case of a Series A Note to be redeemed in part, the portion of the Series A Note not to be redeemed) or to transfer or exchange any Series A Notes for a period of 15 days prior to a selection of Series A Notes to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners

                  The registered Holder of this Series A Note may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall, subject to the requirements of applicable escheat laws, pay the money back to the Note Issuers at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Note Issuers and not to the Trustee for payment.

12.      Legal Defeasance and Covenant Defeasance.

                  The Note Issuers at any time may terminate all their obligations under the Series A Notes and the Indenture upon satisfaction of certain conditions specified in the Indenture, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Series A Notes, to replace mutilated, destroyed, lost or stolen Series A Notes and to maintain a registrar and paying agent in respect of the Series A Notes. The Note Issuers at any time may terminate their obligations under certain restrictive covenants.

If the Note Issuers exercise their legal defeasance option or their covenant defeasance option, each Guarantor Subsidiary will be released from all of its obligations with respect to its Subsidiary Guaranty (and no Restricted Subsidiary (other than Capital) will thereafter be obligated to execute, deliver, or endorse any Series A Note; nor shall any such execution, delivery or endorsement thereafter bind any Restricted Subsidiary).


13.      Amendment and Waiver.

                  Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Series A Notes then outstanding and any past default and its consequences or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Series A Notes then outstanding. Without the consent of any Holder, the Note Issuers and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of either Note Issuer under the Indenture, to provide for uncertificated Series A Notes in addition to or in place of certificated Series A Notes, to add further Subsidiary Guaranties with respect to such Series A Notes, to release Guarantor Subsidiaries when permitted by such Indenture, to secure such Series A Notes, to add to the covenants of the Note Issuers for the benefit of the Holders of such Series A Notes or to surrender any right or power conferred upon the Note Issuers, to make any change that does not adversely affect the rights of any Holder of such Series A Notes or to comply with any requirement of the SEC in connection with the qualification of such Indenture under the TIA.

14.      Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of Iridium and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to Iridium, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates, to maintain insurance or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Note Issuers must report to the Trustee on compliance with such limitations.

15.      Defaults and Remedies.

                  If an Event of Default under the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Series A Notes by notice to the Note Issuers and the Trustee in writing may declare the principal of and accrued but unpaid interest on and Liquidated Damages, if any, on all the Series A Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either Note Issuer occurs and is continuing, the principal of and Liquidated Damages, if any, and interest on all the Series A Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Holders of Series A Notes may not enforce the Indenture or the Series A Notes except as provided in the Indenture. Under certain circumstances, the Holders of a majority in principal amount of the Series A Notes then outstanding may rescind any such acceleration with respect to the Series A Notes and its consequences.

16.      No Recourse Against Others.

                  No director, officer, employee, incorporator or member of Iridium, as such, will have any liability for any obligations of the Note Issuers or any Guarantor Subsidiary under the Series A Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Series A Notes by accepting a Series A Note waives and releases all such liability (such waiver will not constitute a waiver of liabilities under the Federal securities laws, however, if it is the view of the SEC that such a waiver would be against public policy).

17.      Registration Rights.

                  Pursuant to the Exchange and Registration Rights Agreement, the Issuers will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the holders of Series A Notes shall, subject to certain limitations, have the right to exchange Initial Series A Notes for the Exchange Series A Notes or Private Exchange Series A Notes, which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes. The Holders shall be entitled to receive certain liquidated damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Exchange and Registration Rights Agreement.

18.      Trustee Dealings with the Note Issuers

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Series A Notes and may otherwise deal with and collect obligations owed to it by the Note Issuers or its Affiliates and may otherwise deal with the Note Issuers or its Affiliates with the same rights it would have if it were not Trustee.

19.      Governing Law

                  THE SERIES A NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.      Authentication

                  This Series A Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Series A Note.

21.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

22.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Note Issuers have caused CUSIP numbers to be printed on the Series A Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Series A Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE NOTE ISSUERS WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SERIES A NOTE IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                                  IRIDIUM LLC
                             1575 EYE STREET, N.W.
                              WASHINGTON, DC 20005

                           ATTENTION: GENERAL COUNSEL

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Series A Note to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                            agent to
transfer this Series A Note on the books of the Note Issuers. The agent may substitute another to act for him or her.



-------------------------

Date:                       Your Signature:
     ------------------                    ----------------------

Signature Guarantee:
                    ---------------------------------------------
                                    (Signature must be guaranteed by a
                                    participant in a recognized signature
                                    guarantee medallion program)

--------------------------------------
Sign exactly as your name appears on the other side of this Security.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                         TRANSFER RESTRICTED SECURITIES

This certificate relates to $ principal amount of Series A Notes held in (check applicable space) _________________ book-entry or ________________ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Series A Note held by the Depository a Series A Note or Series A Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Series A Note (or the portion thereof indicated above), subject to the restrictions in
         Article II of the Indenture;

[ ] has requested the Trustee by written order to exchange or register the transfer of a Series A Note or Series A Notes.

In connection with any transfer of any of the Series A Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Series A Notes and the last date, if any, on which such Series A Notes were owned by the Note Issuers or any Affiliate of the Note Issuers, the undersigned confirms that such principal amount of Series A Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

         (1)      [ ]      to the Issuers; or

         (2)      [ ]      pursuant to an effective registration statement under
                           the Securities Act of 1933; or

         (3)      [ ]      inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule
                           144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4)      [ ]      outside the United States in an offshore transaction
                           meeting the requirements of Rule 903 or Rule 904 under the Securities Act of 1933; or

         (5)      [ ]      inside the United States to an "accredited
                           investor" within the meaning of Rule 501(a)(1), (2),
                           (3) or (7) under the Securities Act that is an institutional investor acquiring in a transaction exempt from the registration requirements of the Securities Act; or

         (6)      [ ]      pursuant to another available exemption from the
                           registration requirements of the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Series A Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Series A Notes, such legal opinions, certifications and/or other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.



                                              ---------------------------------
                                                     Signature

Signature Guarantee:


----------------------------                  --------------------------------
Signature must be guaranteed                         Signature



-------------------------------------------

         TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Series A Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Note Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ----------------------       --------------------------
                                       Signature

                           NOTICE:  To be executed by
                                    an executive officer


This certificate is in addition to any other certificates that may be required under the Indenture.

          SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SERIES A NOTE(1)

                  The following increases or decreases in this Global Series A Note have been made:

              Amount of decrease     Amount of increase         Principal amount              Signature of
                 in Principal           in Principal             of this Global            authorized officer
Date of         Amount of this         Amount of this     Series A Note following such        of Trustee or
Exchange     Global Series A Note   Global Series A Note      decrease or increase      Series A Notes Custodian
--------     --------------------   --------------------      --------------------      ------------------------




--------

(1) This schedule should only be added if the Security is issued in global form.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Series A Note purchased by the Note Issuers pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                                        [ ]


Date:                      Your Signature:
     -----------------                    -----------------------------------
                                            (Sign exactly as your name appears
                                            on the other side of the Security)

Signature Guarantee:
                    ---------------------------------------
                           (Signature must be guaranteed by a
                           participant in a recognized signature
                           guarantee medallion program)

                                                                      EXHIBIT B

                     FORM OF FACE OF EXCHANGE SERIES A NOTE
                       OR PRIVATE EXCHANGE SERIES A NOTE



                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.(1)

                                  IRIDIUM LLC
                          IRIDIUM CAPITAL CORPORATION

                       13% SENIOR NOTE DUE 2005, SERIES A

No.                                                        CUSIP No. [        ]
                                                                    $[        ]

                  IRIDIUM LLC, a Delaware limited liability corporation and IRIDIUM CAPITAL CORPORATION, a Delaware corporation, as joint and several obligors, promise to pay to [ ], or registered assigns, the principal sum of $[ ] on July 15, 2005.

                  Interest Payment Dates:   January 15 and July 15

                  Record Dates:             January 1 and July 1

        Additional provisions of this Series A Note are set forth on the other side of this Series A Note.

Dated:

                                            IRIDIUM LLC


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                            IRIDIUM CAPITAL CORPORATION


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

STATE STREET BANK AND
    TRUST COMPANY

         as Trustee, certifies
         that this is one of
         the Series A Notes referred
         to in the Indenture,


         By:
            ---------------------------
                  Authorized Signatory

                 FORM OF REVERSE SIDE OF EXCHANGE SERIES A NOTE

                       13% Senior Note due 2005, Series A

1.       Interest.

                  IRIDIUM LLC, a Delaware limited liability company ("Iridium") and IRIDIUM CAPITAL CORPORATION, a Delaware corporation ("Capital" and together with Iridium, the "Note Issuers"), as joint and several obligors, and IRIDIUM ROAMING LLC and IRIDIUM IP LLC (together, the "Guarantor Subsidiaries", and together with the Note Issuers, the "Issuers"), promise to pay interest on the principal amount of the Series A Notes at the rate per annum shown above. Iridium will pay interest in cash semi-annually in arrears on January 15 and July 15 of each year (each an "Interest Payment Date"), commencing January 15, 1998. Interest payable on the Series A Notes shall be computed on the basis of a 360-day year comprised of 30-day months.


2.       Method of Payment.

                  The Note Issuers shall pay interest on the Series A Notes (except defaulted interest) to the persons who are the registered holders at the close of business on the Record Date immediately preceding the interest payment date even if the Series A Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender the Series A Notes to the Trustee to collect principal payments. The
Note Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Note Issuers may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Note Issuers may deliver any such interest payment to the Trustee or to a holder at the holder's registered address.

3.       Paying Agent and Registrar

                  Initially, STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation ("Trustee"), will act as Paying Agent and Registrar. Iridium may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. Iridium, Capital or any of Iridium's domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture and Guarantees.

                  The Note Issuers issued the Series A Notes under an Indenture dated as of July 16, 1997 (the "Indenture"), among the Note Issuers, as joint and several obligors, the Guarantor Subsidiaries (as defined in the Indenture) and the Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Series A Notes include those stated in the Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Series A Notes are subject to all such terms, and holders of Series A Notes are referred to the Indenture and the TIA for a statement of them. The Series A Notes are obligations of the Note Issuers limited in aggregate principal amount to $300,000,000. Payment on each Series A
Note is guaranteed on a senior basis, jointly and severally, by the Guarantor Subsidiaries pursuant to Article X of the Indenture.

5.       Optional Redemption.

                  Except as described in the next succeeding paragraph, the Series A Notes will not be redeemable at the option of the Note Issuers prior to July 15, 2002. On and after such date, the Series A Notes will be redeemable, at either Note Issuer's option, in whole or in part, at any time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

                                                           REDEMPTION
         YEAR                                                 PRICE
         ----                                                 -----

         2002                                                 106.750%
         2003                                                 103.375%
         2004 and thereafter                                  100.000%

                  In addition, at any time and from time to time on or prior to July 15, 2000, either Note Issuer may redeem in the aggregate up to 33-1/3% of the original aggregate principal amount of the Series A Notes with the cash proceeds to Iridium of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount thereof) of 113.5% plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption); provided, however, that at least 66-2/3% of the original aggregate principal amount of the Series A Notes must remain outstanding after each such redemption.

6.       Notice of Redemption.

                  In the case of any partial redemption, selection of the Series A Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate, although no Series A Note of $1,000 in original principal amount or less will be redeemed in part. If any Series A Note is to be redeemed in part only, the notice of redemption relating to such Series A Note will state the portion of the principal amount thereof to be redeemed. A new Series A Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Series A Note.

7.       Subsidiary Guaranties.

                  The Initial Guarantors will provide Subsidiary Guaranties on the Issue Date. In the event that, after the Issue Date, Iridium acquires or creates a Subsidiary other than a Foreign Subsidiary, Iridium will cause such Subsidiary (unless such Subsidiary is an Unrestricted Subsidiary) to, jointly and severally, as primary obligors and not merely as sureties, irrevocably Guarantee on a senior unsecured basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Note Issuers under the Indenture and the Series A Notes issued pursuant thereto. Iridium may cause any Foreign Subsidiary to execute and deliver a Subsidiary Guaranty in accordance with the provisions of the Indenture, in which case such Foreign Subsidiary will be a "Guarantor Subsidiary" for purposes of the Indenture. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Guarantor Subsidiary without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  A Subsidiary Guaranty will be released upon (i) the sale of all of the Capital Stock, or all or substantially all of the assets, of the applicable Guarantor Subsidiary (in each case to an entity other than to Iridium or a Subsidiary of Iridium), (ii) the designation by Iridium of the applicable Guarantor Subsidiary as an Unrestricted Subsidiary, in each case in compliance with the Indenture, (iii) the reorganization of the applicable Guarantor Subsidiary as a Foreign Subsidiary or (iv) upon satisfaction of the requirements of Section 5.01(d) (merger) or 8.01(b) (defeasance) of the Indenture.

8.       Change of Control Offer.

                  Upon the occurrence of a Change of Control, each Holder will have the right to require the Note Issuers to repurchase all or any part of such Holder's Series A Notes at a purchase price in cash equal to 101% of the principal amount of the Series A Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

9.       Denominations; Transfer; Exchange

                  The Series A Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Series A Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Series A Notes selected for redemption (except, in the case of a Series A Note to be redeemed in part, the portion of the Series A Note not to be redeemed) or to transfer or exchange any Series A Notes for a period of 15 days prior to a selection of Series A Notes to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners

                  The registered Holder of this Series A Note may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall, subject to the requirements of applicable escheat laws, pay the money back to the Note Issuers at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Note Issuers and not to the Trustee for payment.

12.      Legal Defeasance and Covenant Defeasance.

                  The Note Issuers at any time may terminate all their obligations under the Series A Notes and the Indenture upon satisfaction of certain conditions specified in the Indenture, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Series A Notes, to replace mutilated, destroyed, lost or stolen Series A Notes and to maintain a registrar and paying agent in respect of the Series A Notes. The Note Issuers at any time may terminate their obligations under certain restrictive covenants.

If the Note Issuers exercise their legal defeasance option or their covenant defeasance option, each Guarantor Subsidiary will be released from all of its obligations with respect to its Subsidiary Guaranty (and no Restricted Subsidiary (other than Capital) will thereafter be obligated to execute, deliver, or endorse any Series A Note; nor shall any such execution, delivery or endorsement thereafter bind any Restricted Subsidiary).

13.      Amendment and Waiver.

                  Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Series A Notes then outstanding and any past default and its consequences or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Series A Notes then outstanding. Without the consent of any Holder, the Note Issuers and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of either Note Issuer under the Indenture, to provide for uncertificated Series A Notes in addition to or in place of certificated Series A Notes, to add further Subsidiary Guaranties with respect to such Series A Notes, to release Guarantor Subsidiaries when permitted by such Indenture, to secure such Series A Notes, to add to the covenants of the Note Issuers for the benefit of the Holders of such Series A Notes or to surrender any right or power conferred upon the Note Issuers, to make any change that does not adversely affect the rights of any Holder of such Series A Notes or to comply with any requirement of the SEC in connection with the qualification of such Indenture under the TIA.

14.      Restrictive Covenants.

                  The Indenture contains certain covenants that, among other things, limit the ability of Iridium and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to Iridium, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates, to maintain insurance or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Note Issuers must report to the Trustee on compliance with such limitations.

15.      Defaults and Remedies.

                  If an Event of Default under the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Series A Notes by notice to the Note Issuers and the Trustee in writing may declare the principal of and accrued but unpaid interest on and Liquidated Damages, if any, on all the Series A Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of either Note Issuer occurs and is continuing, the principal of and Liquidated Damages, if any, and interest on all the Series A Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Holders of Series A Notes may not enforce the Indenture or the Series A Notes except as provided in the Indenture. Under certain circumstances, the Holders of a majority in principal amount of the Series A Notes then outstanding may rescind any such acceleration with respect to the Series A Notes and its consequences.

16.      No Recourse Against Others.

                  No director, officer, employee, incorporator or member of Iridium, as such, will have any liability for any obligations of the Note Issuers or any Guarantor Subsidiary under the Series A Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Series A Notes by accepting a Series A Note waives and releases all such liability (such waiver will not constitute a waiver of liabilities under the Federal securities laws, however, if it is the view of the SEC that such a waiver would be against public policy).


17.      Registration Rights.

                  Pursuant to the Exchange and Registration Rights Agreement, the Issuers will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the holders of Series A Notes shall, subject to certain limitations, have the right to exchange Initial Series A Notes for the Exchange Series A Notes or Private Exchange Series A Notes, which will be registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Series A Notes. The Holders shall be entitled to receive certain liquidated damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Exchange and Registration Rights Agreement.

18.      Trustee Dealings with the Note Issuers

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Series A Notes and may otherwise deal with and collect obligations owed to it by the Note Issuers or its Affiliates and may otherwise deal with the Note Issuers or its Affiliates with the same rights it would have if it were not Trustee.

19.      Governing Law

                  THE SERIES A NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.      Authentication

                  This Series A Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Series A Note.


21.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

22.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Note Issuers have caused CUSIP numbers to be printed on the Series A Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Series A Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE NOTE ISSUERS WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SERIES A NOTE IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                                  IRIDIUM LLC
                             1575 EYE STREET, N.W.
                              WASHINGTON, DC 20005
                           ATTENTION: GENERAL COUNSEL

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Series A Note to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                            agent to
transfer this Series A Note on the books of the Note Issuers. The agent may substitute another to act for him.


------------------------------------

Date:                       Your Signature:
     -------------------                   ----------------------

Signature Guarantee:
                    --------------------------------------
                                    (Signature must be guaranteed by a
                                    participant in a recognized signature
                                    guarantee medallion program)


----------------------------------
Sign exactly as your name appears on the other side of this Security.

          SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SERIES A NOTE(1)

                  The following increases or decreases in this Global Series A Note have been made:

                                                                Principal amount
              Amount of decrease     Amount of increase          of this Global               Signature of
                 in Principal           in Principal             Series A Note             authorized officer
Date of         Amount of this         Amount of this            following such               of Trustee or
Exchange     Global Series A Note   Global Series A Note      decrease or increase      Series A Notes Custodian
--------     --------------------   --------------------      --------------------      ------------------------




--------
(1) This Schedule should only be added if the Security is issued in global form.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Series A Note purchased by the Note Issuers pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

                                     [ ]

                  If you want to elect to have only part of this Series A Note purchased by the Note Issuers pursuant to Section 4.06 or 4.08 of the Indenture, state the amount: $


Date:                         Your Signature:
     ----------                              ---------------------------
                                             (Sign exactly as your name appears
                                             on the other side of the Security)

Signature Guarantee:
                    -----------------------------
                      (Signature must be guaranteed by a
                      participant in a recognized signature
                      guarantee medallion program)

                                                                      EXHIBIT C

                      FORM OF CERTIFICATE TO BE DELIVERED
                     UPON TERMINATION OF RESTRICTED PERIOD

Iridium LLC
Iridium Capital Corporation
State Street Bank and Trust Company

c/o State Street Bank and Trust Company
Corporate Services Division
4th Floor
2 International Place
Boston, MA  02110


         Re: Iridium LLC and Iridium Capital Corporation (the "Note Issuers")
             13% Senior Notes due 2005, Series A (the "Series A Notes")

Ladies and Gentlemen:

                  This letter relates to Series A Notes represented by a temporary global note certificate (the "Temporary Certificate"). Pursuant to
Section 2.01 of the Indenture dated as of July 16, 1997 relating to the Series A Notes (the "Indenture"), the undersigned hereby certifies that (1) the undersigned is the beneficial owner of $[__________] principal amount of initial Series A Notes represented by the Temporary Certificate and (2) the undersigned is a Non-U.S. person (as defined in the Indenture) to whom the initial Series A Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to transfer the principal amount of initial Series A Notes represented by the Temporary Certificate into a permanent global certificate, all in the manner provided by the Indenture.

                  You and the Note Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,

                                    [Name of Holder]


                                    By:
                                       -----------------------
                                          Authorized Signature

                                                                      EXHIBIT D

                      FORM OF CERTIFICATE TO BE DELIVERED
                    IN CONNECTION WITH TRANSFERS TO NON-QIB
                       INSTITUTIONAL ACCREDITED INVESTORS

                      Transferee Letter of Representation

Iridium LLC
Iridium Capital Corporation
State Street Bank and Trust Company

c/o State Street Bank and Trust Company
Corporate Services Division
4th Floor
2 International Place
Boston, MA  02110

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture dated as of July 16, 1997 in regard of the 13% Senior Notes due 2005, Series A (the "Series A Notes") among Iridium LLC and Iridium Capital Corporation, as joint and several obligors (the "Note Issuers"), Iridium Roaming LLC and Iridium IP LLC (the "Initial Guarantors," and together with the Note Issuers, the "Issuers") and State Street Bank and Trust Company as Trustee. Capitalized terms used but not defined herein will have the meaning given them in the Indenture.

                  This certificate is delivered to request a transfer of $[__________] principal amount of the Series A Notes.

                  Upon transfer, the Series A Notes would be registered in the name of the new beneficial owner as follows:

                  Name:
                       ------------------------

                  Address:
                          ---------------------

                  Taxpayer ID Number:
                                     -------------------------

                  The undersigned represents and warrants to you that:

                  1. The undersigned is an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for its own account or for the account of such an institutional "accredited investor" Series A Notes in a transaction exempt from the registration requirements of the Securities Act. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of its investment in the Series A Notes and invests in or purchase securities similar to the Series A Notes in the normal course of our business. The undersigned and any accounts for which it is acting are each able to bear the economic risk of its investment.

                  2. The undersigned understands that the Series A Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. The undersigned agrees on its own behalf and on behalf of any investor account for which it is purchasing Series A Notes to offer, sell or otherwise transfer such Series A Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of an Issuer was the owner of such Series A Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Issuers, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person it reasonably believes is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offshore transactions meeting the requirements of Rule 903 or Rule 904 under the Securities Act or (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor", in a transaction exempt from the registration requirements of the Securities Act (if available) or (f) pursuant to any other available exemption from the registration requirements of the Securities Act and, in each case (a) through (f), in accordance with all applicable securities laws of the states of the United States and other jurisdictions. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Series A Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Series A Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Series A Notes pursuant to clause
(d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuers and the Trustee.

                                            TRANSFEREE:
                                                       -----------------------

                                                    BY:
                                                       -----------------------

                                                                      EXHIBIT E

                        FORM OF TRANSFER CERTIFICATE FOR
                     TRANSFER TO RULE 144A GLOBAL SECURITY
                        BEARING A SECURITIES ACT LEGEND


Iridium LLC and
Iridium Capital Corporation
State Street Bank and Trust Company

c/o State Street Bank and Trust Company
Corporate Services Division
4th Floor
2 International Place
Boston, MA  02110


[date]

         Re: Iridium LLC and Iridium Capital Corporation (the "Note Issuers") 13% Senior Notes due 2005, Series A (the "Series A Notes")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture dated as of July 16, 1997 in regard of the Series A Notes among the Note Issuers, as joint and several obligors, Iridium Roaming LLC and Iridium IP LLC (the "Initial Guarantors," and together with the Note Issuers, the "Issuers") and State Street Bank and Trust Company as Trustee. Capitalized terms used but not defined herein will have the meaning given them in the Indenture.

                  This letter relates to $[______] aggregate principal amount of the Series A Notes which are held in [the form of a beneficial interest in the Regulation S Temporary Global Series A Note (CINS No. __________) with the Depositary in the name of the undersigned] [definitive form].

                  The undersigned has requested transfer of such Series A Notes to a Person who will take delivery thereof in the form of a beneficial interest in the Rule 144A Global Series A Note (CUSIP No. ___________). In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and on the Notes and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:

                  1. the Series A Notes are being transferred to a transferee that the undersigned reasonably believes is purchasing the Series A Notes for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and

                  2. the undersigned reasonably believes that transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                                               [NAME OF TRANSFEROR]



                                               By:
                                                   --------------------------
                                                        Name:
                                                        Title:


Dated:
      -----------------------

                                                                      EXHIBIT F

                      FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                     [date]

Iridium LLC and
Iridium Capital Corporation
State Street Bank and Trust Company

c/o State Street Bank and Trust Company
Corporate Services Division
4th Floor
2 International Place
Boston, MA  02110

Attention:  Corporate Trust Department

         Re: Iridium LLC and Iridium Capital Corporation (the "Note Issuers") 13% Senior Notes due 2005, Series A (the "Series A Notes")

Ladies and Gentlemen:

                  Reference is hereby made to the Indenture dated as of July 16, 1997 in regard of the Series A Notes among the Note Issuers, as joint and several obligors, Iridium Roaming LLC and Iridium IP LLC (the "Initial Guarantors," and together with the Note Issuers, the "Issuers") and State Street Bank and Trust Company as Trustee. Capitalized terms used but not defined herein will have the meaning given them in the Indenture.

                  In connection with our proposed sale of $[__________] aggregate principal amount of the Series A Notes, the undersigned confirms that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the undersigned represents that:

                  (1) the offer of the Series A Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy order was originated, the transferee was outside the United States or the undersigned and any person acting on its behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  In addition, if the sale is made during the restricted period and the provisions of Rule 903(c)(2) or Rule 904(c)(1) of Regulation S are applicable thereto, the undesigned confirms that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or Rule 904(c)(1), as the case may be.

                  You and the Note Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                    Very truly yours,


                                    --------------------
                                    [Name of Transferor]



                                    By:
                                       ---------------------------
                                       Authorized Signature

                                       Name:
                                       Title:
                                       Date:

Upon transfer, the Series A Notes should be registered in the name of the new beneficial owner as follows:

Name:
     ----------------------------

Address:
        -------------------------

Taxpayer ID Number:
                   --------------

                                                                      EXHIBIT G

                         FORM OF SUPPLEMENTAL INDENTURE

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of [ ], among [NEW GUARANTOR SUBSIDIARY] (the "New Guarantor Subsidiary"), a subsidiary of [IRIDIUM OR CAPITAL] (or its successor), a ______________________ (the "Note Issuers"), IRIDIUM LLC, a Delaware limited liability company and IRIDIUM CAPITAL CORPORATION, a Delaware corporation, on behalf of themselves and the Guarantor Subsidiaries (the "Existing Guarantor Subsidiaries") under the Indenture referred to below, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts bank and trust company, as trustee under the indenture referred to below (the "Trustee")

                             W I T N E S S E T H :


                  WHEREAS Iridium LLC, a Delaware limited liability company and Iridium Capital Corporation a Delaware corporation, as joint and several obligors, have heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of July 16, 1997, providing for the issuance of an aggregate principal amount of up to $300,000,000 of 13% Senior Notes due 2005, Series A (the "Series A Notes") and the Initial Guarantors agreed to guarantee those obligations;

                  WHEREAS Section 4.15 of the Indenture provides that under certain circumstances the Note Issuers is required to cause the New Guarantor Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor Subsidiary shall unconditionally guarantee all of the Note Issuers' obligations under the Series A Notes pursuant to a Subsidiary Guaranty on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Note Issuers and Existing Guarantor Subsidiaries are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor Subsidiary, the Note Issuers, the Existing Guarantor Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Series A Notes as follows:

                  1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplement refer to this Supplement as a whole and not to any particular section hereof.

                  2. Agreement to Guarantee. The New Guarantor Subsidiary hereby agrees, jointly and severally with all other Guarantor Subsidiaries, to Guarantee the Note Issuers' obligations under the Series A Notes on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture.

                  3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Series A Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

                  4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                            [NEW GUARANTOR SUBSIDIARY],


                                            By:
                                               ------------------------------
                                               Name:
                                               Title:

                                            IRIDIUM LLC, on behalf
                                             of itself and the Existing
                                             Guarantor Subsidiaries,


                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

                                            IRIDIUM CAPITAL CORPORATION


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                           STATE STREET BANK AND TRUST COMPANY
                                            as Trustee,


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                                                     SCHEDULE I


              Support Agreement, dated as of July 15, 1992 between Motorola and Iridium, as amended.